EX-1.1
(Exhibit 1.1)     Term and Revolving Credit Loan Agreements between the Company and M&T Bank, dated December 15, 2003

                           TERM LOAN CREDIT AGREEMENT

                          Dated as of December 15, 2003

                                     between

                 MANUFACTURERS AND TRADERS TRUST COMPANY ("M&T")

                                       and

                      FINANCIAL INSTITUTIONS, INC. ("FII")

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                                TABLE OF CONTENTS

                                                                            Page

SECTION I DEFINITIONS .....................................................    1

      1.1    Definitions ..................................................    1
      1.2.   Accounting Terms .............................................    4

SECTION II DESCRIPTION OF CREDIT ..........................................    4

      2.1.   The Term Loan ................................................    4
      2.2.   Fees .........................................................    4
      2.3.   The Term Note ................................................    5
      2.4.   Duration of Interest Periods .................................    5
      2.5.   Interest Rates and Payments of Interest ......................    5
      2.6.   Changed Circumstances ........................................    5
      2.7.   Illegality ...................................................    6
      2.8.   Prepayments of the Term Loan .................................    6
      2.9.   Method of Payment ............................................    6
      2.10.  Overdue Payments .............................................    6
      2.11.  Computation of Interest and Fees .............................    6

SECTION III CONDITIONS OF LOANS ...........................................    7

      3.1.   Conditions Precedent to Term Loan ............................    7
      3.2.   Conditions Precedent to Conversion of Interest Rate ..........    7

SECTION IV REPRESENTATIONS AND WARRANTIES .................................    8

      4.1.   Organization and Qualification ...............................    8
      4.2.   Corporate Authority ..........................................    8
      4.3.   Valid Obligations ............................................    8
      4.4.   Consents or Approvals ........................................    9
      4.5.   Title to Properties; Absence of Encumbrances .................    9
      4.6.   Financial Statements .........................................    9
      4.7.   Changes ......................................................    9
      4.8.   Defaults .....................................................    9
      4.9.   Taxes ........................................................    9
      4.10.  Litigation ...................................................   10
      4.11.  Use of Proceeds ..............................................   10
      4.12.  Subsidiaries .................................................   10
      4.13.  Investment Company Act, etc...................................   10
      4.14.  Compliance with ERISA ........................................   10
      4.15.  Environmental Matters ........................................   10


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SECTION V AFFIRMATIVE COVENANTS ...........................................   11

      5.1.   Financial Statements and other Reporting Requirements ........   11
      5.2.   Conduct of Business ..........................................   13
      5.3.   Maintenance and Insurance ....................................   13
      5.4.   Taxes ........................................................   13
      5.5.   Inspection by the Bank .......................................   13
      5.6.   Maintenance of Books and Records .............................   14
      5.7.   Further Assurances ...........................................   14

SECTION VI NEGATIVE COVENANTS .............................................   14

      6.1.   Encumbrances .................................................   15
      6.2.   Merger; Consolidation; Sale or Lease of Assets ...............   16
      6.3.   Stock of Subsidiaries ........................................   16
      6.4.   Investments ..................................................   17
      6.5.   Acquisitions .................................................   17
      6.6.   ERISA ........................................................   17
      6.7.   Nonperforming Assets to Total Loans and Other Real Estate
               Ratio ......................................................   17
      6.8.   Capitalization of Borrower and Material Subsidiaries .........   17
      6.9.   Minimum Tangible Common Equity ...............................   17
      6.10.  Debt Service Coverage Ratio ..................................   17

SECTION VII DEFAULTS ......................................................   18

      7.1.   Events of Default ............................................   18
      7.2.   Remedies .....................................................   20

SECTION VIII MISCELLANEOUS ................................................   21

      8.1.   Notices ......................................................   21
      8.2.   Expenses .....................................................   22
      8.3.   Set-Off ......................................................   22
      8.4.   Term of Agreement ............................................   22
      8.5.   No Waivers ...................................................   22
      8.6.   Governing Law ................................................   23
      8.7.   Amendments ...................................................   23
      8.8.   Binding Effect of Agreement ..................................   23
      8.9.   Counterparts .................................................   23
      8.10.  Partial Invalidity ...........................................   23
      8.11.  Captions .....................................................   23
      8.12.  Waiver Of Jury Trial .........................................   23
      8.13   Entire Agreement .............................................   24


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                                    EXHIBITS

EXHIBIT A - Form of Libor Term Note

EXHIBIT B - Encumbrances

EXHIBIT C - Litigation; Environmental Matters

EXHIBIT D - Material Subsidiaries

EXHIBIT E - Form of Report of Chief Financial Officer

EXHIBIT F - Form of Opinion of Counsel to the Borrower

EXHIBIT G - Form of Pledge Agreement


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                           TERM LOAN CREDIT AGREEMENT

                          Dated as of December 15, 2003

      THIS TERM LOAN CREDIT AGREEMENT is made as of December 15, 2003, by and between Financial Institutions, Inc. (the "Borrower"), a New York corporation having its head office at 220 Liberty Street, Warsaw, New York 14569 and Manufacturers and Traders Trust Company (the "Bank"), a New York banking corporation having its principal banking office at One M&T Plaza, Buffalo, New York 14203.

                                    SECTION I

                                   DEFINITIONS

      1.1 Definitions

      All capitalized terms used in this Agreement or in the Term Note or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

      Account. See Section 2.1.

      Agreement. This Agreement, as the same may be supplemented or amended from time to time.

      Bank. See Preamble.

      Base Rate. The Base Rate as defined in the Term Note.

      Borrower. See Preamble.

      Business Day. Shall have the meaning set forth in the Term Note.

      Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended.

      Consolidated, Consolidating or Consolidated Basis. The consolidation of the accounts of Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied and maintained throughout the relevant periods and from period to period, including principles of consolidation.


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      Controlled Group. All trades or businesses (whether or not incorporated)
under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

      Controlled Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower; or any other such entity the management of which is directly or indirectly controlled by the Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has an ownership interest of more than 50%.

      Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

      Encumbrances. See Section 6.1.

      ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended.

      Environmental Laws. All applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law whether now existing or hereafter enacted or promulgated, relating to injury to, or the protection of, real or personal property or human health or the environment.

      Event of Default. Any event described in Section 7.1.

      Federal Banking Agency - means any of the Federal Deposit Insurance Corporation, Comptroller of Currency, Board of Governors of the Federal Reserve System or Office of Thrift Supervision.

      FFIEC. The Federal Financial Institutions Examination Council, or such other regulatory agency or authority having jurisdiction over financial reporting by banks and bank holding companies.

      Fixed Rate. The Fixed Rate as defined in the Term Note.

      Floating Rate. Either the Base Rate or the LIBOR Rate.

      Hazardous Material. Any substance which is or becomes defined as a "hazardous waste," "hazardous material," "hazardous substance," "controlled industrial waste," "pollutant" or "contaminant" under any Environmental Law or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes


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regulated by any governmental authority or instrumentality or which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ('PCB's").

      Interest Period. With respect to each period during which the Libor Rate is in effect, the period defined in the Term Note.

      Investment. The purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

      LIBOR Rate. The LIBOR Rate as defined in the Term Note.

      Material Subsidiary. Those Subsidiaries listed on Exhibit D hereto, and any other Subsidiary of the Borrower that is a federally-insured depository institution (and collectively, the "Material Subsidiaries").

      Maturity Date. December 14, 2008 or such earlier date on which the Loan is terminated in accordance with the terms hereof.

      Nonperforming Assets. As defined in Section 6.7.

      Obligations. All obligations of the Borrower to the Bank hereunder of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

      PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its actions under ERISA

      Permitted Encumbrances. See Section 6.1.

      Plan. An employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.


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      Pledge Agreement. A Pledge of Securities by the Borrower, substantially in the form of Exhibit G hereto, evidencing the pledge of the stock held by the Borrower of each of its Material Subsidiaries to the Bank as security for the Term Loan (and collectively, the "Pledge Agreements").

      Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; or any other such entity the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has an ownership interest of 50% or more (and, collectively, the "Subsidiaries").

      Term Loan. The loan made to the Borrower by the Bank pursuant to Section II of this Agreement.

      Term Note. A Libor Term Note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to the Bank to repay the Term Loan.

      1.2. Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles or regulatory accounting principles, as applicable, as applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, but as herein specifically modified.

                                   SECTION II

                              DESCRIPTION OF CREDIT

      2.1. The Term Loan. (a) Subject to the terms and conditions hereof, and in reliance upon the representations and warranties set forth in this Agreement, the Bank shall loan to the Borrower Twenty-Five Million Dollars ($25,000,000.00) on the date hereof (the "Term Loan"), and the Borrower shall borrow the Term Loan from the Bank. The Term Loan shall be credited by the Bank to Account No. 8890769956 at the Bank, for the credit of the Borrower (the "Account").

      (b) Provided that no Default shall have occurred and be continuing, the Borrower may make and effectuate the conversion elections as described in
Section 3 of the Term Note by giving the Bank prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with the provisions.

      2.2. Fees. On or before the effective date of this Agreement, the Borrower shall pay to the Bank a commitment fee of $135,000.


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      2.3. The Term Note. The Loan shall be evidenced by the Term Note, payable to the order of the Bank and having a final maturity on the Maturity Date. The Term Note shall be dated on or before the date of the Term Loan and shall have the blanks therein appropriately completed. The Bank shall, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of the Term Note or otherwise in its records appropriate notations evidencing the date and the amount of the Term Loan, the applicable interest rate and the date and amount of each payment of principal made by the Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute a rebuttable presumption of the correctness thereof; provided that no failure on the part of the Bank to make any such notation shall in any way affect the Term Loan or the rights or obligations of the Bank or the Borrower with respect thereto.

      2.4 Duration of Interest Periods. (a) The duration of each Interest Period applicable to the LIBOR Rate shall be as specified in the Term Note.

      (b) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Maturity Date.

      2.5 Interest Rates and Payments of Interest. Each period during which the Term Loan is accruing interest at the Fixed Rate or a Floating Rate shall bear interest on the outstanding principal amount thereof at a rate per annum as provided in the Term Note.

      2.6. Changed Circumstances.

      (a) If the Bank shall determine that, due to either (i) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate) in or in the interpretation of any requirement of law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

      (b) If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not charge or maintain the LIBOR Rate, as the case may be, hereunder until the Bank revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any request for a LIBOR Rate then submitted by it. If Borrower does not revoke such notice the Bank may make, or continue the Term Loan, as proposed by Borrower, but the Term Loan shall be made or continued at the Base Rate instead of the LIBOR Rate, as the case may be, provided Borrower may elect to convert the interest rate to the Fixed Rate in accordance with Section 3 of the Term Note.

      2.7. Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a


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governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to charge the LIBOR Rate, then, on notice thereof by the Bank to Borrower, the Bank may suspend the charging of the LIBOR Rate until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain the LIBOR Rate, Borrower shall prepay in full the Term Loan then outstanding, together with accrued interest, either on the last date of the Interest Period thereof if the Bank may lawfully continue to maintain the LIBOR Rate to such day, or immediately, if the Bank may not lawfully continue to maintain the LIBOR Rate. If Borrower is required to prepay the Term Loan as set forth in this subsection, then concurrently with such prepayment, Borrower may re-borrow from the Bank, in the amount of such repayment, the Term Loan at a annual rate of interest equal to the Base Rate, provided Borrower may elect to convert the interest rate to the Fixed Rate in accordance with Section 3 of the Term Note.

      2.8. Prepayments of the Term Loan.

            (a) The Term Loan, when subject to the Base Rate, may be prepaid at any time, without premium or penalty, in minimum amounts of $100,000 but with accrued interest to the date of payment.

            (b) The Term Loan, when subject to the LIBOR Rate or the Fixed Rate, may be prepaid in a manner consistent with and subject to provisions contained in the Term Note.

      2.9. Method of Payment. All payments and prepayments of principal and all payments of interest, fees and other amounts payable hereunder shall be made by the Borrower to the Bank at its head office in immediately available funds, on or before 1:00 p.m. (Buffalo, New York time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Bank may, and the Borrower hereby authorizes the Bank to, debit the amount of any payment not made by such time to the Account of the Borrower with the Bank.

      2.10. Overdue Payments. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Term Note shall bear interest from and including the due date until paid as set forth in the Term Note.

      2.11. Computation of Interest and Fees. Interest and all fees payable hereunder shall be computed daily and paid for the actual number of days for which due in a manner consistent with the terms and conditions of the Term Note.


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                                   SECTION III

                             CONDITIONS OF TERM LOAN

      3.1. Conditions Precedent to Term Loan. The obligation of the Bank to make the Term Loan is subject to the condition precedent that the Bank shall have received, in form and substance satisfactory to the Bank and its counsel, the following:

      (a) this Agreement, the Term Note, the Pledge Agreements, and that certain Second Amendment to Revolving Credit Agreement, of even date herewith, amending that certain Revolving Credit Agreement, both by and between the Bank and the Borrower (such Revolving Credit Agreement as so amended, the "Second Amendment"), duly executed by the Borrower;

      (b) a certificate of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement, the Term Note, and the Pledge Agreements, and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

      (c) the certificate of incorporation of the Borrower and all amendments and supplements thereto, filed in the office of the Secretary of State of New York, each certified by the Secretary or an Assistant Secretary of the Borrower as being a true and correct copy thereof;

      (d) the Bylaws of the Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary as being a true and correct copy thereof as currently in effect;

      (e) a current Certificate of Good Standing showing Borrower to be a corporation in good standing in the State of New York;

      (f) an opinion addressed to it from Counsel of the Borrower, substantially in the form of Exhibit F hereto; and

      (g) such other documents, and completion of such other matters, as counsel for the Bank may deem necessary or appropriate.

      3.2. Conditions Precedent to Conversion of Interest Rate. The obligation of the Bank to continue the Term Loan, or continue or convert the Base Rate or LIBOR Rate, or fix or continue the Fixed Rate, applicable thereto, as the case may be, is further subject to the following conditions:

      (a) timely receipt by the Bank of the Borrower's request for a Notice of Conversion as provided in the Term Note;

      (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of any request for a conversion election as described in Section 3 of the Term Note and on the effective date of the making, continuation or conversion of the Term Loan or interest rate applicable thereto, as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an


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earlier date), and no Default shall have occurred and be continuing, or would result from such conversion;

      (c) the resolutions referred to in Section 3.1(b) shall remain in full force and effect; and

      (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make the Term Loan hereunder, provided that the Bank shall so advise the Borrower in writing, setting forth the basis of such opinion (but only if the Bank in its sole discretion believes that it may then disclose such information). The making of the Term Loan or any conversion of the interest rate applicable thereto shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of the Term Loan as to the accuracy of the statements referred to in subsection (b) of this
Section 3.2.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Agreement and to make the Term Loan hereunder, the Borrower represents and warrants to the Bank that:

      4.1. Organization and Qualification. Each of the Borrower and its Subsidiaries (a) is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; or (ii) a trust duly created and properly organized under the laws of its jurisdiction of formation, (b) has all requisite corporate or trust powers to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and to the extent applicable in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification.

      4.2. Corporate Authority. The execution, delivery and performance of this Agreement, the Term Note, the Pledge Agreements and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower, other than in favor of the Bank.


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      4.3. Valid Obligations. This Agreement, the Term Note, the Pledge
Agreements and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      4.4. Consents or Approvals. The execution, delivery and performance of this Agreement, the Term Note, the Pledge Agreements and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

      4.5. Title to Properties; Absence of Encumbrances. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every kind and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances and, except for such Permitted Encumbrances, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

      4.6. Financial Statements. The Borrower has furnished the Bank its Consolidated balance sheet as of December 31, 2002 and its Consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by KPMG, LLP. All such financial statements were prepared in accordance with generally accepted accounting principles or regulatory accounting principles, as applicable, applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower and its Subsidiaries not disclosed in such financial statements that involve a material amount.

      4.7. Changes. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrower or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse, or as have been publicly disclosed in the Borrower's filings with the Securities and Exchange Commission ("SEC") .

      4.8. Defaults. As of the date of this Agreement, no Default exists.

      4.9. Taxes. The Borrower and each Subsidiary have filed all federal, state and other tax returns required to be filed, within the applicable filing due dates (including any extensions of such dates); and all taxes, assessments and other governmental charges due from the Borrower

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and each Subsidiary have been fully paid. The Borrower and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

      4.10. Litigation. Except as set forth on Exhibit C hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower's or any Subsidiary's officers, threatened, against the Borrower or any Subsidiary that, if adversely determined, could, singly or in the aggregate, result in a judgment in excess of $5,000,000.00 not adequately covered by insurance or as to which adequate reserves are not being maintained, could result in a forfeiture of all or any substantial part of the property of the Borrower or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Borrower or any Material Subsidiary.

      4.11. Use of Proceeds. No portion of the Term Loan is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended; and following the application of the proceeds of the Term Loan, the value of all "margin stock" of the Borrower will not exceed 25% of the value of the total assets of the Borrower that are subject to the restrictions set forth in Section 6.1 and 6.2.

      4.12. Subsidiaries. As of the date of this Agreement, all the Material Subsidiaries of the Borrower are listed on Exhibit D hereto. As of the date of this Agreement, the Borrower or a Subsidiary of the Borrower is the owner, free and clear of all liens and encumbrances, other than in favor of the Bank, of the specified percentage of the issued and outstanding voting securities of each Subsidiary as listed on Exhibit D hereto. All such voting securities have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional voting securities have been granted, and no options, warrants or similar rights are outstanding, except as listed on Exhibit D hereto.

      4.13. Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other statute or regulation that limits its ability to incur indebtedness for money borrowed.

      4.14. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title N of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan which could have a material adverse effect on the assets, business or prospects of the Borrower or any Material Subsidiary.

      4.15. Environmental Matters. The Borrower and each of its Subsidiaries are in compliance, in all material respects, with all Environmental Laws. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Borrower or any of its Subsidiaries, any real property in which the Borrower or any such Subsidiary holds or, to the Borrower's knowledge, has held, an interest or any past or present operation of the Borrower or any such Subsidiary, other than any such proceedings that will not, individually or in the aggregate, have an adverse effect of more than $5,000,000.00, not covered by insurance, on the financial condition, business, operations or prospects of the Borrower or the Borrower and its Subsidiaries on a Consolidated Basis. Neither the Borrower nor any of its Subsidiaries (i) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials or other wastes into the environment, (ii) has received any notice of any Hazardous Materials or other wastes in or upon any of its properties in violation of any Environmental Laws, or (iii) knows of any basis for any such investigation, notice or violation, except as disclosed to the Bank on Exhibit C and as to such matters disclosed on such Exhibit, none will, individually or in the aggregate, have an adverse effect of more than $5,000,000.00, not covered by insurance, on the financial condition, business, operations or prospects of the Borrower or the Borrower and its Subsidiaries on a Consolidated Basis.

                                    SECTION V

                              AFFIRMATIVE COVENANTS

So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation hereunder remains outstanding, the Borrower covenants as follows:

      5.1. Financial Statements and other Reporting Requirements. The Borrower shall furnish to the Bank:

      (a) as soon as available to the Borrower, but in any event within 100 days after the end of each of its fiscal years, a Consolidated balance sheet as of the end of such year, and the related Consolidated and Consolidating statements of income, changes in stockholders' equity and cash flow for such year, audited and certified by KMPG, LLP, (or other independent certified public accountants of national standing selected by the Borrower);

      (b) as soon as available to the Borrower, but in any event within 55 days after the end of each of its fiscal quarters, (i) the Consolidated balance sheet as of the end of such quarter, and a related Consolidated statements of income and cash flow for the period then ended, certified by the chief financial officer of the Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount, (ii) Forms FRY-9, FRY-11 and a Call Report (as applicable) for the Borrower (on a parent only basis) and for each of the Borrower's banking subsidiaries for the period then ended, certified by the cashier or other authorized officer of each such Subsidiary, in the forms required to be filed by the Borrower and each such Subsidiary by the FFIEC; and (iii) SEC Forms 10K and 10Q, as applicable for the Borrower on a Consolidated Basis.

      (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit E, hereto signed on behalf of the Borrower by its chief financial officer;

      (d) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Borrower shall send to its stockholders or as the Borrower may file with the Securities and Exchange Commission;

      (e) if and when the Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

      (f) within five (5) Business Days of the Chief Executive Officer or the Chief Financial Officer of the Borrower becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

      (g) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries, the outcome of which, singly or in the aggregate, could have an adverse effect of more than $5,000,000.00, not covered by insurance, on the assets, business or prospects of the Borrower or the Borrower and its Subsidiaries on a Consolidated Basis, written notice thereof and the action being or proposed to be taken with respect thereto;

      (h) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries regarding any violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, the outcome of which, singly or in the aggregate, could have an adverse effect of more than $5,000,000.00, not covered by insurance, on the assets, business or prospects of the Borrower or the Borrower and its Subsidiaries on a Consolidated Basis, written notice thereof and the action being or proposed to be taken with respect thereto; and

      (i) from time to time, such other financial data and information about the Borrower or its Subsidiaries as the Bank may reasonably request. Notwithstanding the preceding, the Bank and the Borrower acknowledge that they are each engaged in the business of banking and certain incidental activities, and that they compete from time to time for, among other things, consumer and commercial loan customers and depositors. As such, the Borrower and its Subsidiaries shall not be obligated to furnish to the Bank any information that constitutes confidential or proprietary information, a trade secret or any other form of material non-public information, the absence of which would not have a material adverse effect upon the Bank's ability to monitor or collect the indebtedness evidenced by the Term Note ("Confidential Information"). In the event that the Borrower or a Subsidiary does supply Confidential Information to the Bank, the Bank shall maintain the Confidential Information in strict confidence and shall only disclose Confidential Information to Permitted Transferees to the extent permitted by Section 5.5 hereof. Moreover, the Bank hereby confirms that it is aware, and that any Permitted Transferees of such information shall be advised, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or tipping or advising others regarding trading in such securities. Accordingly, the Bank agrees that it shall not use, or knowingly cause or permit any Permitted Transferee or third party to use, any Confidential Information in contravention of such securities laws or any similar rules or regulations.

      5.2. Conduct of Business. The Borrower shall and shall cause its Material Subsidiaries to:

      (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business; and

      (b) maintain its corporate or organizational existence, provided that Borrower may, subject to the provisions of Sections 6.2 through 6.5, reorganize its Subsidiaries provided that Borrower's ownership interest in its subsidiaries or its subsidiaries' assets is not diluted; and

      (c) engage only in business activities permitted for bank holding companies and their subsidiaries under applicable law.

      5.3. Maintenance and Insurance. Each of the Borrower and its Material Subsidiaries shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business, and shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Borrower in the exercise of their reasonable judgment deem to be adequate.

      5.4. Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when late charges or other penalties accrue with respect thereto; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles.

      5.5. Inspection by the Bank. The Borrower shall permit the Bank or its designees, at reasonable times and upon reasonable notice (or if an Event of Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the financial records of the Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries, as the same relate to Borrower's ability to repay the Term Loan, with their appropriate officers, employees and accountants. Notwithstanding the preceding, the Borrower and its Subsidiaries shall not be obligated to furnish to the Bank any information that is Confidential Information (as defined in Section 5.1(i)). In handling such Confidential Information that is disclosed and identified as such by Borrower or any Subsidiary, the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Bank in connection with their present or prospective business relations with the Borrower, subject to the same degree of care and confidentiality required of the Bank by this Section 5.5, (ii) to prospective permitted transferees or purchasers of an interest in the Term Loan, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and
(iv) as may be required in connection with the examination, audit or similar investigation of the Bank (any person or entity receiving such information pursuant to the foregoing being referred to herein as a ("Permitted Transferee"). Moreover, the Bank hereby confirms that it is aware, and that any Permitted Transferees of such information shall be advised, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or tipping or advising others regarding trading in such securities. Accordingly, the Bank agrees that it shall not use, or knowingly cause or permit any Permitted Transferee or third party to use, any Confidential Information in contravention of such securities laws or any similar rules or regulations.

      5.6. Maintenance of Books and Records. Each of the Borrower and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles or regulatory accounting principles, as applicable, consistently applied and applicable law.

      5.7. Further Assurances. At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement, the Term Note and the Pledge Agreements.

                                   SECTION VI

                               NEGATIVE COVENANTS

So long as the Bank has any commitment to lend hereunder or the Term Loan or other Obligation hereunder remains outstanding, the Borrower covenants as follows:

      6.1. Encumbrances. Neither the Borrower nor any of its Material Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

      (a) Encumbrances in favor of the Bank or any of its affiliates;

      (b) Encumbrances existing as of the date of this Agreement, not otherwise described in Section 6.1, and disclosed in Exhibit B hereto;

      (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

      (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

      (e) judgment and other similar liens, singly or in the aggregate in excess of $5,000,000.00, arising in connection with court proceedings, provided that the execution or other enforcement of such judgment or similar lien has been in existence for less than 30 days or is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

      (f) rights of lessors under capitalized leases;

      (g) Encumbrances securing indebtedness for borrowed money incurred in connection with the purchase of real or personal property used in its business, provided that any such Encumbrances shall not extend to assets of the Borrower or any such Subsidiary not financed by such indebtedness;

      (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real or personal property and not interfering in a material way with the ordinary conduct of its business;

      (i) other than as permitted in accordance with Section 6.1(j), Encumbrances on its assets created in connection with the refinancing of indebtedness secured by Permitted Encumbrances on such assets, provided that the amount of indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of the Borrower or any such Subsidiary not encumbered prior to any such refinancing;

      (j) Encumbrances incurred in connection with repurchase agreements; liens incurred in connection with asset securitizations; Encumbrances incurred in connection with the holding of municipal deposits subject to the New York State Comptroller's guidelines for collateralization; Encumbrances granted to a Federal Reserve Bank, a Federal Home Loan Bank or the Federal Agricultural Mortgage Corporation to secure advances or other transactions incidental to the conduct of the banking business of the Borrower or any such Subsidiary, including loans to meet liquidity requirements;

      (k) Encumbrances securing obligations of a Subsidiary to the Borrower or another Subsidiary; and

      (l) other Encumbrances which are incidental to the conduct of its business on an ongoing basis and that do not in the aggregate have a material adverse effect on its assets, business or prospects.

      6.2. Merger; Consolidation; Sale or Lease of Assets. The Borrower shall not, in a single transaction or a series of transactions, sell or otherwise dispose of all or any substantial part of its shares of the capital stock of any of Borrower's Material Subsidiaries; neither the Borrower nor any of its Material Subsidiaries shall sell, lease or otherwise dispose of all or any portion of any other assets, , in a single transaction or a series of transactions, in excess of $5,000,000.00, provided that with respect to a Material Subsidiary such a sale will be permitted if it is in the ordinary course of business and does not represent more than 10% of such Material Subsidiary's assets; and neither the Borrower nor any of its Material Subsidiaries shall liquidate, merge or consolidate with any other person or entity; provided that the Borrower may merge or consolidate into or with another person or entity if no Default has occurred and is continuing or would result from such merger or consolidation and if the Borrower is the surviving company; and provided, further, that any Subsidiary of the Borrower may merge or consolidate into or with (i) the Borrower if the Borrower is the surviving company, or (ii) any other Subsidiary of the Borrower; or (iii) any other person if the Subsidiary is the surviving company in, and remains a Controlled Subsidiary following, such merger or consolidation; and provided further, that any Subsidiary that is not a Material Subsidiary may be liquidated, merged or consolidated into or with another person or entity if the assets of such Subsidiary do not represent more than 10% of the consolidated total assets of the Borrower.

      6.3. Stock of Subsidiaries. Neither the Borrower nor any of its Material Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Material Subsidiary which contain general voting powers, except (i) to the Borrower or any of its Material Subsidiaries,
(ii) in connection with a transaction permitted by Section 6.2; (iii) to an officer, employee or director of the Borrower or any Material Subsidiary; or
(iv) to other persons or entities, provided that such dispositions do not, singly or in the aggregate, constitute more than 10% of the total number of shares of capital stock or other equity securities outstanding of such Subsidiary which contain general voting powers.

      6.4. Investments. Neither the Borrower nor any of its Material Subsidiaries shall make or maintain any Investments other than (i) investments permitted by applicable banking laws, regulations or regulatory pronouncements;
(ii) existing Investments in Subsidiaries and new Investments in such Subsidiaries in the ordinary course of its business; and
(iii) acquisitions of new Subsidiaries permitted by Section 6.5.

      6.5. Acquisitions. Neither the Borrower nor any of its Material Subsidiaries shall acquire, in a single transaction or a series of transactions, all or a majority of the voting shares or all or a substantial portion of the assets of any person or entity unless (i) the Consolidated total assets of the Borrower (as would be reported in the Borrower's financial statements prepared in accordance with FFIEC requirements) before giving effect to such acquisition would constitute at least 70% of the Consolidated total assets of the Borrower after giving effect to such acquisition or (ii) the Consolidated total assets of the Borrower before giving effect to such acquisition would constitute less than 70% but at least 50% of the Consolidated total assets of the Borrower and the Borrower is able to demonstrate to the Bank's reasonable satisfaction that the Consolidated total assets of the Borrower before giving effect to such acquisition would constitute at least 70% of the Consolidated total assets of the Borrower at any time within six months after giving effect to such acquisition.

      6.6. ERISA. Neither the Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code in excess, singly or in the aggregate, of $5,000,000.00, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA

      6.7. Nonperforming Assets to Total Loans and Other Real Estate Ratio. The Borrower shall not permit its Nonperforming Assets to Total Loans and Other Real Estate Ratio to be less than 6.00%. As used in this Section 6.7, "Nonperforming Assets to Total Loans and Other Real Estate Ratio" means the ratio of (A) "Nonperforming Assets" to (B) the sum of (i) "Total Loans", plus (ii) "Other Real Estate"; "Nonperforming Assets" means the Consolidated loans, leases and other assets of the Borrower that are not accruing interest or are 90 days or more past due in the payment of principal or interest, plus Consolidated "other real estate owned" by the Borrower ("Other Real Estate"); and "Total Loans" means the Consolidated principal of loans made by Borrower to unrelated third parties; in each case as shown on the Consolidated financial statements of Borrower, prepared in accordance with FFIEC requirements.

      6.8. Capitalization of Borrower and Material Subsidiaries. The Borrower and its Material Subsidiaries, including any other federally-insured depository institution that may be acquired after the date hereof and prior to the Maturity Date, will maintain total "Risk-Based Capital Ratios", "Tier I Risk-Based Capital Ratios", and "Leverage Ratios, as defined in applicable FDIC regulations, as follows:

                  Leverage Ratio:                    not less than  5.00%;
                  Tier I Risk-Based Capital Ratio:   not less than  8.75%; and
                  total Risk-Based Capital Ratio:    not less than 10.00%.

      6.9. Minimum Tangible Common Equity. The Borrower shall not permit its Tangible Common Equity to be less than $100,000,000.00. As used in this Section 6.9, "Tangible Common Equity" means the difference between (A) the Consolidated stockholder equity in the Borrower, including, but not limited to, accumulated other comprehensive income accounted for under FASB 115 as gains or losses on securities held for sale, minus (B) the sum of (i) the Consolidated preferred stockholder equity in the Borrower, and (ii) the Consolidated goodwill and intangibles of the Borrower; in each case as shown on the Consolidated financial statements of Borrower, prepared in accordance with FFIEC requirements

      6.10. Debt Service Coverage Ratio. The Borrower shall not permit, on a "Rolling Four-Quarter Basis", the ratio of (A) the Consolidated net income of the Borrower, during any such fiscal period, as shown on the Consolidated financial statements of Borrower, prepared in accordance with FFIEC requirements, to (B) the total of (i) the installments of all principal payable by the Borrower in connection with any indebtedness or other obligation required to be paid during the next four fiscal quarters and arising from the borrowing of any money or the deferral of the purchase price of any asset and (ii) the total interest expense of the Borrower thereon during such next four fiscal quarters, calculated on the basis of the interest rate(s) applicable to such principal obligations as of the end of the last fiscal quarter included in the Rolling Four-Quarter Basis, in each case as shown on the financial statements of Borrower, prepared in accordance with FFIEC requirements, to be less than 1.25 to 1.00. As used in this Section 6.10, "Rolling Four-Quarter Basis" means a basis using the most recently completed four (4) full consecutive fiscal quarters of Borrower which precede and include the date on which the Debt Service Coverage Ratio is calculated.

                                   SECTION VII

                                    DEFAULTS

      7.1. Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

      (a) the Borrower shall fail to pay within five days after the same becomes due and payable (i) any amount of principal of the Term Loan, or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under the Term Note; or

      (b) The Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1(f), 5.5, 6.2, 6.3, 6.5, 6.8, 6.9 or 6.10; or

      (c) the Borrower shall fail to perform any covenant contained in Sections 5.1(e), 5.1(g), 5.1(h), 5.2, 6.1, 6.4, 6.6 or 6.7 and such failure shall continue for 30 days; or

      (d) the Borrower shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.1(a) through (c) hereof contained in this Agreement or the Term Note and such default shall continue for 60 days after notice thereof has been sent to the Borrower by the Bank; or

      (e) any representation or warranty of the Borrower made in this Agreement, in the Term Note, in the Pledge Agreements or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

      (f) the Borrower or any of its Material Subsidiaries shall fail to pay at maturity (or upon demand, if a demand facility), or within any applicable period of grace, any indebtedness, to a party other than the Bank, in excess, singly or in the aggregate, of $5,000,000.00 for borrowed money or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such indebtedness, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such obligations to cause such indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

      (g) the Borrower or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

      (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Material Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any of its Material Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower or such Subsidiary and shall continue unstayed and in effect for any period of 90 days; or

      (i) a judgment or order for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or such Subsidiary, that, singly or in the aggregate, exceeds $5,000,000.00 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

      (j) the Borrower or any member of the Controlled Group shall fail to pay when due an amount, singly or in the aggregate, in excess of $5,000,000.00 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower and such proceedings shall not have been dismissed within 45 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

      (k) any banking Subsidiary shall cease to be insured under the Federal Deposit Insurance Act and any rules and regulations issued thereunder, as from time to time supplemented or amended; or a cease and desist order shall be issued against the Borrower or any banking Subsidiary pursuant to 12 U.S.C. 1818(b) or (c) or any similar applicable provision of state law and any rules and regulations issued thereunder, as from time to time supplemented or amended; or

      (l) the acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower; provided that this provision shall not apply to acquisitions of beneficial ownership by any director, officer, employee or employee benefit plan of the Borrower or any Subsidiary, nor to any of the foregoing who act in concert with any other person or entity, or

      (m) there occurs an Event of Default as defined in the Term Note, the Pledge Agreements or the Second Amendment, or with respect to the promissory note issued pursuant to the Second Amendment.

      7.2. Remedies. Upon the occurrence of an Event of Default described in subsections 7.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's written declaration:

      (a) the unpaid principal amount of the Term Loan together with accrued interest and all other Obligations hereunder shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

      (b) the Bank may exercise any and all rights it has under this Agreement, the Term Note , the Pledge Agreements, the Second Amendment or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.

                                  SECTION VIII

                                  MISCELLANEOUS

      8.1. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when given in a manner consistent with Section 9 of the Term Note, in each case addressed to such party at its address indicated below:

         If to the Borrower, at

                  FINANCIAL INSTITUTIONS, INC.
                  220 Liberty Street
                  Warsaw, New York 14569
                  Attention:........Ronald A. Miller, Senior Vice President and
                                    Chief Financial Officer
                  Telephone:........(716) 786-1102
                  Facsimile:........(716) 786-7108

         If to the Bank, at

                  MANUFACTURERS AND TRADERS TRUST COMPANY
                  Financial Institutions Division
                  12th Floor, One Fountain Plaza
                  Buffalo, New York 14203
                  Attention:........Richard R. Stiller, Vice President
                  Telephone:........716-848-7332
                  Facsimile:........716-848-7318

or at any other address specified by such party in writing.

      8.2. Expenses. The Borrower will pay on demand the reasonably allocated fees and costs of the Bank's outside legal counsel and all disbursements of said legal counsel in connection with the preparation of this Agreement, the Term Note, the Pledge Agreements or any other documents or agreements executed in connection therewith. The Borrower will also pay on demand the reasonable expenses of the Bank in connection with the waiver or amendment of this Agreement, the Term Note, the Pledge Agreements or any other documents or agreements executed in connection therewith, or the administration, default or collection of the

Term Loan or other Obligations or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees and expenses of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations.

      8.3. Set-Off..(a) Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Bank or any of its branch offices to the Borrower may, to the extent permitted by law, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all Obligations of the Borrower to the Bank in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine, and the Borrower hereby grants the bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such Obligations.

      (b) In the event that the Bank is placed in receivership or enters a similar proceeding, the Borrower may, to the extent permitted by law, make any payment due to the Bank hereunder to the extent of finally collected unrestricted deposits of the Borrower held by the Bank, by giving notice to the Bank to apply such deposits to such Obligations. If the amount of such deposits is insufficient to pay such Obligations in full, the Borrower shall pay the balance of such deficiency in accordance with this Agreement.

      8.4. Term of Agreement. This Agreement shall continue in full force and effect so long as the Term Loan or any Obligation hereunder shall be outstanding.

      8.5. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein, in the Term Note, in the Pledge Agreements and such other documents and agreements are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

      8.6. Governing Law. This Agreement, the Term Note and the Pledge Agreements shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to any conflicts of laws provisions contained therein).

      8.7. Amendments. Neither this Agreement, the Note, the Pledge Agreements nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Borrower.

      8.8. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder. The Bank may sell or transfer its interests hereunder, under the Term Note and under the Pledge Agreements without the consent of the Borrower, or grant participations therein to participants without such consent. In the case of any such participation, the Borrower agrees that any such participant shall be entitled to the benefits of Sections 2.6, 2.7, and
8.3 to the same extent as if such transferee or participant were the Bank hereunder, but only if the Bank would then be entitled to such benefits; provided the Borrower may, for all purposes of this Agreement, treat the Bank as the person entitled to exercise all rights hereunder and under the Note and to receive all payments with respect thereto.

      8.9. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

      8.10. Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

      8.11. Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

      8.12. WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTE, ANY RELATED DOCUMENTS OR AGREEMENTS OR THE DEALINGS OR THE RELATIONS BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. NEITHER THE BANK NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      8.13 Entire Agreement. This Agreement, the Note and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                     FINANCIAL INSTITUTIONS, INC.


                                     By:      /s/ Ronald A. Miller
                                              --------------------------------
                                     Its:     SVP & CFO
                                              --------------------------------

                                     MANUFACTURERS AND TRADERS
                                     TRUST COMPANY


                                     By:      /s/ Richard R. Stiller
                                              --------------------------------
                                     Its:     Vice President
                                              --------------------------------

                                    EXHIBIT A

                                 LIBOR Term Note

                                See Attached Note

                                    EXHIBIT B

                          FINANCIAL INSTITUTIONS, INC.

                                  ENCUMBRANCES

                                      NONE

                                    EXHIBIT C

                          FINANCIAL INSTITUTIONS, INC.

                                   LITIGATION

                                      NONE

                                    EXHIBIT D

                          FINANCIAL INSTITUTIONS, INC.

                              MATERIAL SUBSIDIARIES

                  Name                           Percentage of Ownership
                  ----                           -----------------------
         Wyoming County Bank                              99.66%
         National Bank of Geneva                         100.00%
         Bath National Bank                              100.00%
         First Tier Bank & Trust                         100.00%

                                    EXHIBIT E
         FINANCIAL INSTITUTIONS, INC. REPORT OF CHIEF FINANCIAL OFFICER

      Financial Institutions, Inc. (the "Borrower") hereby certifies that:

      This Report is furnished pursuant to Section 5.1(c) of the Term Loan Credit Agreement dated as of December 15, 2003, and Section 5.1(c) of the Revolving Credit Agreement dated as of December 15, 2003 (collectively, the "Credit Agreements") between the Borrower and MANUFACTURERS AND TRADERS TRUST COMPANY. Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Credit Agreements.

      As required by Section 5.1(a) and (b) of the Credit Agreements, the Consolidated financial statements of the Borrower for the [year/quarter] ended _________________, 200__ (the "Financial Statements"), prepared in accordance with generally accepted accounting principles consistently applied, accompany this Report. The Financial Statements present fairly the Consolidated financial position of the Borrower as at the date thereof and the Consolidated results of operations of the Borrower for the period covered thereby (subject only to normal recurring year-end adjustments which will not in the aggregate be material in amount).

      The figures set forth in Schedule A for determining compliance by the Borrower with the financial covenants contained in Sections 6.7, 6.9 and 6.10 of the Credit Agreement are true and complete as of the date hereof.

      As of the date hereof, Borrower and its Material Subsidiaries, including any other federally-insured depository institution that was acquired after December 15, 2003 and prior to the Maturity Date, have total "Risk-Based Capital Ratios", "Tier I Risk-Based Capital Ratios", and "Leverage Ratios", as defined in applicable FDIC regulations, as required by Section 6.8 of the Credit Agreements.

      The activities of the Borrower and its Subsidiaries during the period covered by the Financial Statements have been reviewed by me as Borrower's Chief Financial Officer or by employees or agents of Borrower under my immediate supervision. Based on such review, to my best knowledge and belief, and as of the date of this Report, no Default has occurred. *

                           WITNESS my hand this ___ day of_________ 200___.

                                           FINANCIAL INSTITUTIONS, INC.


                                           By:
                                               -------------------------------
                                                    Chief Financial Officer

*If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

                                   SCHEDULE A
                                       to
                                    EXHIBIT E

                        AFFIRMATIVE (FINANCIAL) COVENANTS

Nonperforming Assets to Total Loans and Other Real Estate Ratio (Section 6.7)

MAXIMUM PERMITTED:                                                                      6.0%

ACTUAL:

         (i)      Non accrual and other loans and
                  leases past due 90 days or more
                  and still accruing                          $
                                                              ------------

         (ii)     Other real estate owned                     $
                                                              ------------

         (iii)    Nonperforming Assets:
                  line (i) plus line(ii)                                                $
                                                                                        ------------

         (iv)     Total Loans                                                           $
                                                                                        ------------

         (v)      Other real estate owned                                               $
                                                                                        ------------

         (vi)     Nonperforming Assets to Total Loans
                  and Other Real Estate Ratio:
                  [line (iii) divided by (line (iv) plus line (v)] times 100                   %
                                                                                        -------

Minimum Tangible Common Equity (Section 6.9)

REQUIRED:                                                                               $100,000,000

ACTUAL:

         (i)      Consolidated stockholders' equity                                     $
                                                                                        ------------
         (ii)     Consolidated stockholders' preferred equity                           $
                                                                                        ------------
         (iii)    Consolidated goodwill and intangibles

         (iv)     Total Tangible Common Equity:
                  line (i) minus line (ii) minus line (iii)                             $
                                                                                        ------------

Debt Service Coverage Ratio (Section 6.10)

MINIMUM PERMITTED:                                                 1.25 : 1.00

ACTUAL:

         (i)      Consolidated net income on
                  Rolling-Four Quarter Basis                       $
                                                                   ------------

         (ii)     Total principal payable by Borrower
                  during next four fiscal quarters                 $
                                                                   ------------

         (iii)    Total interest accruing on total
                  principal payable by Borrower
                  during next four quarters                        $
                                                                   ------------

         (iv)     Debt Service Coverage Ratio:
                  line (i) divided by [line (ii)
                  plus line (iii)]                                      : 1.00
                                                                   -----  ----

         WITNESS my hand this ______ day of ____________, 20__.

                                    FINANCIAL INSTITUTIONS, INC.


                                    By:
                                       --------------------------------------
                                             Chief Financial Officer

                                    EXHIBIT F

                       OPINION OF COUNSEL TO THE BORROWER

                                    EXHIBIT G

                                Pledge Agreement

                          See attached Pledge Agreement

[LOGO] M&T Bank
       Manufacturers and Traders Trust Company

                                 LIBOR TERM NOTE
                                    New York

Buffalo, New York             December 15, 2003                 $ 25,000,000.00

BORROWER: FINANCIAL INSTITUTIONS, INC.

a(n) individual(s) partnership |X| corporation trust __________ organized under the laws of New York

Address of residence/chief executive office: 220 Liberty Street, Warsaw, New York 14569

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, New York 14240, Attention: Office of General Counsel

1. DEFINITIONS. As used in this Note, each capitalized term shall have the meaning specified in the Note or as it appears in initial capitalization. Additionally, the following terms shall have the indicated meanings:

      a. "Authorized Person" shall mean, each individually, Ronald A. Miller. Mention of the Authorized Person's name is for reference purposes only and the Bank may rely on a person's title to ascertain whether someone is an Authorized Person.

      b. "Applicable Rate" shall mean either the LIBOR Rate, the Base Rate, or the Fixed Rate as the case may be.

      c. "Adjustment Date" shall mean two (2) Business Days before the last day of the Interest Period selected below (see LIBOR Rate definition).

      d. "Base Rate" shall mean 0 percentage points above the rate of interest announced by the Bank as its prime rate of interest.

      e. "Business Day" shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, in connection with the LIBOR Rate, on which dealings are carried on in the London interbank market.

      f.    "Continuation Date" shall mean the last day of each Interest Period.

      g. "Conversion Date" shall mean the date on which Borrower's election to convert the LIBOR Rate applicable to this Note to a Fixed Rate becomes effective in accordance with this Note.

      h. "Fixed Rate" shall mean 1.75 percentage points above the most recent yield on the United States Treasury Obligations adjusted to a constant maturity having a term most nearly corresponding to, but not greater than, the unexpired portion of the term of this Note, in effect two (2) Business Days prior to the Conversion Date, as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H15(519), or by such other quoting service, index or commonly available source utilized by the Bank, plus the "ask" side of the swap spread most nearly corresponding to, but not greater than, the unexpired portion of the term of this Note, in effect two (2) Business Days prior to the Conversion Date, as set forth in Bloomberg, L.P., or by such other quoting service, index or commonly available source utilized by the Bank.

      i. "Interest Period" shall mean, as to the LIBOR Rate, the period commencing on the date of this Note or Continuation Date (as the case may be) and ending on, with respect thereto, the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), two (2), three (3) or six (6) months thereafter (as selected by Borrower below); provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

      j. "LIBOR" shall mean the rate obtained by dividing (i) the one, two, three or six month interest period London Interbank Offered Rate (as selected by Borrower), fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States' office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.

      k. "LIBOR Rate" shall mean 1.75 percentage points above LIBOR with an Interest Period duration of one month, two months, three months or six months. (Select applicable Interest Period. If no interest period is selected, the one month interest period shall apply.)

      l.    "Maturity Date" is the Payment Due Day in December, 2008.

      m. "Payment Due Day" shall mean the same day of the calendar month as the date of this Note (or if there is no numerically corresponding day in a month, on the last day of such month); provided, however, if that day is not a Business Day, the Payment Due Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Payment Due Day shall end on the immediately preceding Business Day.

      n. "Principal Amount" shall mean Twenty-Five Million and 00/100 Dollars ($ 25,000,000.00).

2.    PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES.

      a. Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank on the dates set forth below, the Principal Amount, plus interest as agreed below and all fees and costs (including without limitation attorneys' fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

      b. Initial Applicable Rate. The initial Applicable Rate shall be the LIBOR Rate based on the Interest Period (with the duration selected by Borrower) in effect two (2) Business Days before the date of this Note. The initial Interest Period shall start on the date of this Note.

      c. Interest. Interest shall accrue on the outstanding Principal Amount calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) at the Applicable Rate that on each day shall be:

      i. If the LIBOR Rate is the Applicable Rate. Interest shall accrue on the Principal Amount from and including the first day of the Interest Period (with the duration selected by Borrower) until, but not including, the last day of such Interest Period or the day the Principal Amount is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate in effect on the each Adjustment Date.

      ii. If the Base Rate is the Applicable Rate. Interest shall accrue on the Principal Amount from and including the first date the Base Rate is the Applicable Rate to but not including, the day such Principal Amount is paid in full or the Applicable Rate is converted to the LIBOR Rate or the Fixed Rate, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in the Bank's prime rate shall be effective on the date of such change.

      iii. If the Fixed Rate is the Applicable Rate. Interest shall accrue on the Principal Amount from and including the first date the Fixed Rate is the Applicable Rate to but not including, the day such Principal Amount is paid in full, at the rate per annum equal to the Fixed Rate in effect on the Conversion Date.

      d. Payment Schedule. Borrower shall pay the outstanding Principal Amount in the following installments: (i) Five Million and 00/100 Dollars ($5,000,000.00) on December 15, 2006; (ii) Ten Million and 00/100 Dollars ($10,000,000.00) on December 15, 2007; and (iii) ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal Amount at that time together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and Expense. In addition, until the outstanding Principal Amount is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts which may vary, as follows: (i) if the LIBOR Rate is the Applicable Rate, on the last day of each Interest Period; (ii) if the Base Rate is the Applicable Rate, on the Payment Due Date for each month; (iii) if the Fixed Rate is the Applicable Rate, on the Payment Due Date for each month; and (iv) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      e. Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

      f. Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal Amount shall immediately be automatically increased to 5 percentage points per year above the higher of the LIBOR Rate or the Base Rate, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

      g. Repayment of Principal and Interest; Late Charge. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) 5% of the delinquent amount or (c) the Bank's then current late charge as announced from time to time. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

      h. Prepayment.

      i. Subject to the following, during the term of this Note, Borrower shall have the option of paying the Principal Amount to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Bank at least three (3) business days prior to making such payment.

            (A) If (i) Borrower pays, in whole or in part, any Principal Amount when the Applicable Rate is the LIBOR Rate, before the expiration of its respective Interest Rate Period, (ii) fails to draw down, in whole or in part, any Principal Amount when the Applicable Rate is the LIBOR Rate after giving a request therefor, (iii) otherwise tries to revoke any LIBOR Rate, in whole or in part, or (iv) there occurs a "Bankruptcy Event " as hereinafter defined, or the Applicable Rate is converted from the LIBOR Rate to the Base Rate pursuant to Section 3(b), then Borrower shall be liable for and shall pay the Bank, on demand, the actual amount of the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment, failure to draw, early termination of an Interest Period, revocation, bankruptcy or otherwise, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, or (b) the fixing of the interest rate payable on any LIBOR Rate Loans. The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

            (B) If Borrower prepays, in whole or in part, any Principal Amount when the Applicable Rate is the Fixed Rate, then Borrower shall be liable for and shall pay to the Bank, on demand, an amount equal to the present value of the positive difference between (i) the amount of interest that would have accrued on the Principal Amount during the original remaining term of this Note, at the Applicable Rate in effect on the date of prepayment, minus 1.75 percentage points, and (ii) the amount of interest that would have accrued on the Principal Amount during the original remaining term of this Note at the Current Market Rate. "Current Market Rate" shall mean the most recent yield on United States Treasury Obligations adjusted to a constant maturity having a term most nearly corresponding to, but not greater than, the term remaining from the date of prepayment to the original Maturity Date, in effect two (2) business days prior to the date of prepayment as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Bank, plus the "ask" side of the swap spread most nearly corresponding to, but not greater than, the term remaining form the date of prepayment to the original Maturity Date, in effect two (2) Business Days prior to the date of prepayment, as set forth in Bloomberg, L.P., or by such other quoting service, index or commonly available source utilized by the Bank. The present value calculation used herein shall use the Current Market Rate as the discount rate and shall be calculated as if each installment of the Principal Amount had been made during the original remaining term of this Note. Each partial prepayment of the Principal shall be applied in inverse order of maturity.

      ii. Upon making any prepayment of the Principal Amount in whole, Borrower shall pay to the Bank all interest and Expenses owing pursuant to the Note and remaining unpaid. Each partial prepayment of the Principal Amount shall be applied in inverse order of maturity to the principal included in the installments provided herein.

      iii. In the event the Maturity Date is accelerated following an Event of Default by Borrower, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with this
            Section 2(h).

3.    CONTINUATIONS AND CONVERSIONS.

      a. Expiration of Interest Period. Subject to Section 3(b) and Section 3(c), upon the expiration of the first Interest Period and each Interest Period thereafter, on the Continuation Date the LIBOR Rate will be automatically continued with an Interest Period of the same duration as the Interest Period duration initially selected by Borrower.

      b. Conversion Upon Default. Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note (whether upon maturity, acceleration or otherwise), or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an Event of Default, the Bank, in its sole discretion, may (i) permit the LIBOR Rate to continue until the last day of the applicable Interest Period at which time such the Applicable Rate shall automatically be converted to the Base Rate or (ii) convert the LIBOR Rate to the Base Rate before the end of the applicable Interest Period. Notwithstanding the foregoing, if Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower (a "Bankruptcy Event"), the Applicable Rate shall be automatically converted to the Base Rate without further action by the Bank and Borrower shall have no right to have the Applicable Rate converted from the Base Rate to the LIBOR Rate. Nothing herein shall be construed to be a waiver by the Bank to have the Principal Amount accrue interest at the Default Rate or the right of the Bank to the amounts set forth in Section 2(h) of this Note.

      c. Conversion To Fixed Rate. During the term of this Note, Borrower shall have a one (1) time option to convert the Applicable Rate to the Fixed Rate, for the whole of the then remaining term of this Note and with respect to the then total outstanding Principal Amount, subject to all of the following conditions:

      i)    an Authorized Person must deliver to the Bank by 2:00 p.m. (Eastern
            Time) on a Business Day a Notice of Conversion ("Notice of Conversion") for an election under this Section 3(c) .

      ii) The Continuation Date shall be the later of (A) two (2) Business Days from the Business Day the Bank receives the Notice of Conversion in accordance with the foregoing Section or (B) the last day of the relevant Interest Period if a Notice of Conversion is received by the Bank more than two (2) Business Days before the last day of an Interest Period. If a Notice of Conversion is received after 2:00 p.m. (Eastern Time), the Notice of Conversion will be deemed to have been received on the next Business Day. Notice of Conversion received more than two (2) Business Days before the end of an Interest Period shall be deemed to have been received two (2) Business Days before the end of such Interest Period for purposes of determining the Fixed Rate for the remaining term of this Note pursuant to Section 1(h). Accordingly, if, for example, Borrower has a LIBOR Rate Loan with a one month Interest Period ending on June 15 and wants to convert the LIBOR Rate to the Fixed Rate, Borrower must deliver its Notice of Conversion to the Bank by 2:00 p.m. (Eastern
            Time) on June 13 (provided that June 13 and June 14 are Business
            Days).

      iii) The Bank may take action in reliance upon any oral, telephonic, written or teletransmitted Notice of Conversion that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. No Notice of Conversion may be delivered by e-mail. The Bank may act on the Notice of Conversion from any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of acting on any Notice of Conversion under this Note. The Bank, in its sole discretion, may reject any Notice of Conversion that is incomplete.

      iv) If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining the Fixed Rate with respect to this Note, the Bank will give notice of such determination to Borrower and the Applicable Rate shall remain equal to the interest rate in effect prior to the Notice of Conversion.

      v) Nothing herein shall be construed to be a waiver by the Bank of the right to accrue interest at the default rate, or of any other rights of the Bank set forth in this Note.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower agrees that the representations and warranties contained in that certain Term Loan Credit Agreement, of even date herewith, by and between the Borrower and the Bank (the "Term Loan Credit Agreement"), are hereby incorporated herein by reference as if fully set forth herein, which representations and warranties shall continue from the date hereof until this Note is paid in full.

5. EVENTS OF DEFAULT; ACCELERATION. Upon the occurrence of an "Event of Default" under the Term Loan Credit Agreement , the Bank shall be entitled to the remedies set forth in Section 7.2 of the Term Loan Credit Agreement.

6. RIGHT OF SETOFF. After the occurrence of a "Default" as defined in the Term Loan Credit Agreement, the Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliate or otherwise owing by the Bank or any Affiliate in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

7. INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

      a. Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans based on LIBOR, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

      b. Inability to Determine Rates. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for the Interest Period specified above, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not maintain the loan hereunder at the LIBOR Rate until the Bank revokes such notice in writing and, until such revocation, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

      c. Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make loans at based on LIBOR then, on notice thereof by the Bank to Borrower, the Bank may suspend the maintaining of the loan hereunder at the LIBOR Rate until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain the loan hereunder based on LIBOR, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

8. MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

9. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

10. JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term "Borrower" shall include each as well as all of them.

11. GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules.

BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN ERIE COUNTY, NEW YORK; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

12. WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower's deposit account # 8890769956 with the Bank automatically for any amount which becomes due under this Note.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

TAX ID/SS #  16-0816610             FINANCIAL INSTITUTIONS, INC.
            ----------------------  ----------------------------------
                                    BORROWER


                                    By:/s/ Ronald A. Miller
                                       -------------------------------

                                    Name: Ronald A. Miller
                                    ----------------------------------

                                    Its: Senior Vice President & CFO
                                    ----------------------------------

                                 ACKNOWLEDGMENT

STATE OF NEW YORK)
                            : SS.
COUNTY OF WYOMING)

      On the 15th day of December, in the year 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Ronald
A. Miller, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                  /s/ Roger Cominsky
                                             -----------------------------
                                                      Notary Public

#196723 v3

--------------------------------------------------------------------------------

                                FOR BANK USE ONLY

Authorization Confirmed:
                        --------------------------------------------------------
Product Code:  22660
Disbursement of Funds:

Credit A/C    #            Off Ck   #          Payoff Obligation   #
               -----------           ---------                      ------------

              $                     $                              $
               -----------           ---------                      ------------

[LOGO] M&T Bank
       Manufacturers and Traders Trust Company

                              PLEDGE OF SECURITIES
                                    New York

Pledgor:  FINANCIAL INSTITUTIONS, INC.

A(n) individual(s) |X| corporation partnership _________ organized and registered under the laws of the State of New York

Organizational Identification Number (if any): _______________ (Note: this number is not the same as the Taxpayer Identification Number.)

Chief executive office/principal residence: 220 Liberty Street, Warsaw, New York 14569.

Borrower (if not same as Pledgor):______________________________________________

A(n) individual(s) corporation partnership__________organized under the laws of the State of_________________________________________________________________

Chief executive office/principal residence:_____________________________________
_______________________________________________________________________________.
Bank: Manufacturers and Traders Trust Company (the "Bank"), a New York banking corporation with its principal office at One M&T Plaza, Buffalo, New York 14240
Attention: Office of General Counsel.

THIS SECURITY AGREEMENT is granted to the Bank by Pledgor in consideration of and as further security for payment of the Obligations, and for other valuable consideration, the receipt and sufficiency of which is acknowledged. Pledgor, intending to be legally bound, agrees with the Bank as follows:

2) DEFINITIONS. All terms unless otherwise defined in this Agreement shall have the meanings assigned in the Uniform Commercial Code, as the same may be in effect in the State of New York, as amended from time to time ("UCC").

      a) "Brokerage Account" means any securities account or commodity account included in the Collateral at any time together with all credit balances and money credited to the account, all investment property carried in the account, and, except as otherwise agreed by the Bank in writing, all other securities accounts and commodity accounts maintained by Pledgor with the same Institution.

      b) "Collateral" means collectively, whether now owned or hereafter acquired or existing and wherever located all Pledgor's investment property described on Schedule A, which Pledgor has delivered to the Bank or agrees to deliver (or cause to be delivered or appropriate book-entries made) or otherwise identified on any Institution's books and records as being subject to the Bank's security interest, whether or not described in any schedule delivered to the Bank, together with all Brokerage Accounts and all Income and Proceeds. In addition, the word "Collateral" includes all property of Pledgor (however owned) in the possession of, or subject to the control of, the Bank (or in the possession of, or subject to the control of, a third party subject to the control of the Bank including any Institution), whether now owned or hereafter existing and whether tangible or intangible in character.

      c) "Control Agreement" means an agreement, in form and substance acceptable to the Bank in its sole discretion, among Pledgor, the Bank and an Institution for the purpose of perfecting the security interest granted to the Bank by Pledgor herein.

      d) Any of the following events or conditions shall constitute an "Event of Default": (i) the occurrence of an "Event of Default" under that certain e Term Loan Credit Agreement, of even date herewith, by and between the Pledgor and the Bank ("Term Loan Agreement"); (ii) Pledgor defaults in the performance of any covenant or other provision with respect to any Control Agreement; or (iii) any Control Agreement is terminated without the consent of the Bank.

      e) "Income and Proceeds" mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, whether direct or indirect, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, distributions, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral (whether voluntary or involuntary, by agreement or by operation of law), proceeds of any sale, transfer, surrender, redemption, exchange or other disposition of the Collateral (whether merger, dissolution or liquidation of the issuer of the Collateral) and all other property Pledgor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, investment property, and general intangibles.

      f) "Institution" means any (i) securities intermediary (ii) broker; (iii) issuer; or (iv) any other entity holding or who has issued any of the Collateral to or on behalf of Pledgor, including, without limitation, any fiduciary.

      g) "Obligations" means collectively, any and all indebtedness and other liabilities or obligations of Pledgor (or if Pledgor is a partnership, any general partner of Pledgor) to the Bank of every kind and character and all extensions, refinancings, renewals, modifications and replacements thereof, including, without limitation, all unpaid accrued interest thereon and all of the costs and expenses payable as hereinafter provided: (i) whether now existing or hereafter incurred; (ii) whether direct, indirect, primary, absolute, secondary, contractual, tortious, liquidated, unliquidated, contingent, secured, unsecured, matured or unmatured, by guarantee or otherwise; (iii) whether such indebtedness or obligations are from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred; (iv) whether such indebtedness was originally contracted with the Bank or with another or others;
(v) whether or not such indebtedness or obligations are evidenced by a negotiable or non-negotiable instrument or any other writing; (vi) whether such indebtedness is contracted by Pledgor alone or jointly or severally with another or others; and (vii) all indebtedness incurred prior to, during or after any filing by or against Pledgor of any petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under bankruptcy, insolvency, or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction, notwithstanding Pledgor's legal status as a debtor or a debtor-in-possession or Pledgor's discharge in any such proceeding. Obligations also include, without limitation, all payments recovered from the Bank such as sums claimed as impermissible set-offs, diversion of trust funds or as a preference or fraudulent transfer. Such recovered sums shall be reinstated as Obligations of Pledgor as of the date they arose, but for purposes of any statute limiting action by the Bank under this Agreement or relating to the Obligations, as of the date of recovery from the Bank. As used in this Section, if Pledgor and Borrower are not the same person or entity, then any reference to "Pledgor" shall be deemed to include a reference to "Borrower".

      h) "Pledgor" means each of the persons or entities identified above as Pledgor in any capacity, and each legal representative, successor or assign of any thereof.

3) SECURITY INTEREST.

      a) Grant of Security Interest. As security for payment and performance of the Obligations, Pledgor grants a security interest in, and assigns, pledges and hypothecates to the Bank all of its rights, title and interest in and to the Collateral, whether now or hereafter acquired or existing and wheresoever located.

      b) Continuing and Unconditional Pledge. This Agreement is absolute and unconditional and shall continue, notwithstanding any interim payment in full of the Obligations, until released in writing by the Bank.

      c) Control Agreement. If any of the Collateral is, or is maintained in, a Brokerage Account or with an Institution, Pledgor agrees that it shall before, or at the same time as, it has executed and delivered this Agreement to the Bank, execute and deliver to the Bank, and cause any Institution at which the Brokerage Account is maintained or any of the Collateral is held to execute and deliver to the Bank, a Control Agreement. If the Institution refuses to execute a Control Agreement that is acceptable to the Bank in its sole discretion, Pledgor shall transfer the Collateral to a Brokerage Account maintained by M&T Securities, Inc. with National Financial Services Corporation or if the Collateral is in certificated form, cause the Collateral to be delivered to the Bank, duly endorsed in blank without restrictions and with all signatures guaranteed with medallion signature guaranty acceptable to the Bank and with all necessary transfer tax stamps affixed, if applicable. If any of the Collateral is held in a Brokerage Account with National Financial Services Corporation through M&T Securities, Inc., Pledgor authorizes and consents to such portion of the Collateral being subject to a Master Control Agreement between the Bank, National Financial Services Corporation, M&T Securities, Inc. and other Affiliates dated as of January 1, 1997, as such agreement may be amended, modified or replaced from time to time. Pledgor acknowledges that such Master Control Agreement provides, among other things, that the Bank has the ability and right to have such portion of the Collateral sold, transferred or otherwise disposed of without further action or consent by Pledgor.

      d) Delivery of Certificated and Uncertificated Securities Not in Brokerage Account. If the Collateral is not maintained in a Brokerage Account, then contemporaneously with the execution and delivery of this Agreement to the Bank, Pledgor shall:

            i) Certificated Securities. If certificated securities, deliver such certificated securities to the Bank, duly endorsed in blank without restrictions and with all signatures guaranteed with medallion signature guaranty acceptable to the Bank and with all necessary transfer tax stamps affixed.

            ii) Uncertificated Securities. If uncertificated securities, either
(x) procure the issuance of security certificates to represent such uncertificated securities and endorse and deliver such certificates as required above; (y) cause the issuer thereof to register the Bank as the registered owner of such uncertificated securities; or (z) cause the issuer of the uncertificated securities to enter into a Control Agreement with the Bank and Pledgor.

4) REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to the Bank that now and until this Agreement is terminated:

      a) Enforceability. Pledgor, if an entity, (i) is duly organized, validly existing and in good standing under the law of the jurisdiction in which it was formed; (ii) is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets; and (iii) has the power, authority and approvals necessary to own the Collateral and grant a security interest in the Collateral under this Agreement and execute and deliver this Agreement and each Control Agreement (if applicable). This Agreement and each Control Agreement (if applicable) have been duly executed and delivered by Pledgor, constitute valid and legally binding obligations of Pledgor and are enforceable in accordance with their respective terms against Pledgor.

      b) No Conflicts. The execution, delivery and performance by Pledgor of this Agreement and each Control Agreement (if applicable), the grant of the security interest in the Collateral hereunder and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any statute, regulation or other law applicable to Pledgor; (ii) violate any judgment, order or award of any court, agency or other governmental authority or of any arbitrator applicable to Pledgor; (iii) if an entity, violate Pledgor's certificate of incorporation, by-laws, partnership agreement, operating agreement or other applicable governing documents; (iv) constitute a default under any agreement binding on Pledgor or result in a lien or encumbrance on any assets of Pledgor; or (v) violate any restriction on the transfer of any of the Collateral.

      c) No Consents. No consent, approval, license, permit or other authorization of any third-party (other than an Institution) or any governmental body or office is required for the valid and lawful execution and delivery of this Agreement and each Control Agreement, the creation and perfection of the Bank's security interest in the Collateral or the valid and lawful exercise by the Bank of the remedies available to it under this Agreement, any Control Agreement or applicable law or of the voting and other rights granted to the Bank in this Agreement or any Control Agreement except as may be required for the offer of sale of those items of the Collateral that are securities under applicable law.

      d) Sole Owner; No Other Lien. Pledgor is sole record and beneficial owner of the Collateral free and clear of all liens, security interests, pledges encumbrances and adverse claims (other than those created under this Agreement), has the unrestricted right to grant the security interest granted under this Agreement and has granted to the Bank a valid security interest in the Collateral free of all liens, encumbrances and adverse claims. There are no restrictions applicable to the transfer of any of the Collateral, unless fully and accurately described in an exhibit to this Agreement. The Collateral is held or registered in Pledgor's legal name.

      e) Brokerage Account. If any of the Collateral is, or is maintained in, a Brokerage Account, such Brokerage Account is a valid and legally binding obligation of the Institution with which such Brokerage Account is maintained, the securities entitlements credited thereto are valid and genuine and are enforceable in accordance with their terms and Pledgor has provided the Bank with a complete and accurate statement of the financial assets and money credited to such Brokerage Account as of the date hereof.

      f) Certificates Genuine. If any of the Collateral is certificated securities, each certificate or other document evidencing such portion of the Collateral is genuine, has been duly authorized and validly issued by each of the respective Issuers, is in all respects what it purports to be and is enforceable in accordance with its terms.

      g) Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator that involves Pledgor or any of the Collateral and might have a material adverse effect upon, or threaten the validity of, this Agreement or any of the Collateral. Pledgor shall immediately notify the Bank upon acquiring knowledge of such an action.

      h) Name, Address and Organizational Information. Pledgor's full legal name, its principal residence or its chief executive office (if a business) address, and its state of registration and organizational identification number (if any) are correctly set forth at the beginning of this Agreement.

      i) Mutual Funds Held for 30 Days. If any of the Collateral consists of mutual fund shares or any other interest in a mutual fund, such shares or interest shall have been owned by Pledgor for more than thirty (30) days prior to the date of this Agreement.

5) COVENANTS. Pledgor hereby covenants and agrees with the Bank that now and until this Agreement is terminated Pledgor shall:

      a) Defend Title. Defend its title to the Collateral and the security interest of the Bank therein against the claims of any person claiming rights in the Collateral against or through Pledgor and maintain and preserve such security and its priority.

      b) Intentionally omitted.

      c) No Transfer. Neither sell, offer to sell nor otherwise transfer or encumber any of the Collateral and if any of the Collateral is, or is in, a Brokerage Account or subject to a Control Agreement, withdraw any money or property from such Brokerage Account or enter into a control agreement with any third-party relating to the foregoing. If any of the Collateral is, or is maintained in, a Brokerage Account, this provision shall not prohibit Pledgor from making trades in such Brokerage Account before the occurrence of an Event of Default provided that (i) the Bank has agreed in a writing (acceptable to the Bank in its sole discretion), signed by a duly authorized officer of the Bank and the Institution, that Pledgor is authorized to engage in such trading; (ii) the proceeds of such trades remain in the Brokerage Account; and (iii) the trades do not have a material adverse effect on the value of all or any part of the Collateral and are not otherwise inconsistent with the provisions of this Agreement or any Control Agreement.

      d) Control and Customer Agreements. If the Collateral is held in a Brokerage Account, neither attempt to modify or attempt to terminate any Control Agreement or the customer agreement with the Institution under which such Brokerage Account was established.

      e) Later Deliveries. Pledgor shall promptly deliver or transfer to the Bank (with respect to any of the Collateral in the physical possession of the Bank) or to an Institution (with respect to any of the Collateral held by such Institution) for credit to the Brokerage Account and/or coverage by the Control Agreement with such Institution, such portion of the Collateral (including, without limitation, any certificate or instrument constituting or representing such portion of the Collateral and any replacement or related certificates or instruments, transaction statements, option contracts, warrants or related documents evidencing transactions or proceeds thereof) that Pledgor may obtain possession of after the date hereof, free and clear of all liens, encumbrances, transfer restrictions and adverse claims so that the Bank has a first priority interest in such portion of the Collateral. All such certificates, instruments and the like shall be duly endorsed in blank without restriction and with all signatures guaranteed with a medallion signature guaranty acceptable to the Bank. Until such delivery or transfer, Pledgor shall hold each such item in trust for the Bank.

      f) Recordkeeping and Financial Statements. Maintain, or cause each agent to maintain, accurate and complete records in conformity with generally accepted accounting principles consistently applied and furnish to the Bank financial statements in accordance with the Term Loan Agreement.

      g) Taxes to be Paid. Pay when due every tax, assessment, fee and charge and file each report required by any taxing authority for Pledgor or its assets, including without limitation the Collateral.

      h) Intentionally omitted..

      i) Notice of Changes. Immediately notify the Bank of (i) any Event of Default; (ii) any event or condition that might have a material adverse effect upon Pledgor (or Borrower, if not same) the Institution, the value of the Collateral or the security interest of the Bank; or (iii) any encumbrance upon or claim asserted against any of the Collateral. Pledgor shall notify the Bank at least ninety (90) days in advance of any change in (i) the name, identity or structure of Pledgor (or Borrower, if not same) or (ii) the location of (A) any of the Collateral, (B) any record concerning any of the Collateral, or (C) Pledgor's (or Borrower's, if not same) state of registration, chief executive office or principal residence.

      j) Intentionally omitted.

      k) Further Assurances.

            i) At Pledgor's expense, Pledgor shall do such further acts and execute and deliver to the Bank all such additional conveyances, financing statements, certificates, stock or bond powers, instruments, legal opinions and other assurances as the Bank may from time to time request or require to protect, assure or enforce its interests, rights and remedies under this Agreement. All endorsements must be in blank without restriction and with all signatures guaranteed with a medallion signature guaranty acceptable to the Bank.

            ii) Pledgor will promptly deliver to the Bank (with respect to any of the Collateral in the physical possession of the Bank) or to an Institution (with respect to any of the Collateral held by such Institution), all endorsements and instruments that could be necessary or convenient to transfer any financial asset in the physical possession of the Bank or an Institution, that are registered in the name of, payable to the order of or specially endorsed to Pledgor, to such Institution or one of their respective nominees.

6) POWER OF ATTORNEY, IRREVOCABLE PROXY.

      a) Pledgor irrevocably and unconditionally appoints the Bank as its attorney-in-fact with full power to perform in the name of Pledgor each of Pledgor's obligations under this Agreement or any Control Agreement and take any action or execute any instrument that the Bank deems necessary or convenient for such purpose including, without limitation, the power to endorse or execute and deliver all stock or bond powers, pledges, instruments of assignment, certificates, orders for transfer, financing statements, releases and other writings relating to any of the Collateral in the Bank's or Pledgor's name. Such power of attorney is coupled with an interest in favor of the Bank, and shall not be terminated or otherwise affected by the death, bankruptcy, disability or incompetence of Pledgor or by lapse of time. The Bank may receive and open any mail addressed to Pledgor, retain any enclosure constituting or relating to any of the Collateral, and take any other action deemed necessary in the Bank's sole discretion to perfect or protect the Bank's interests pursuant to this Agreement or any Control Agreement. Pledgor authorizes (both prospectively and retroactively) the Bank to file in any public office financing statements, and any continuations and amendments thereof, regarding any of the Collateral without the signature of Pledgor. A photocopy or other reproduction of this Agreement or any financing statement relating to any of the Collateral shall be sufficient as a financing statement. Pledgor hereby consents and agrees that the issuers of or obligors of the Collateral or any registrar or transfer agent or trustee for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of the Bank to effect any transfer pursuant to this Agreement and the authority granted to the Bank herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other person to any of such issuers, obligors, registrars, transfer agents and trustees.

      b) Pledgor irrevocably consents and appoints the Bank, whether or not any of the Collateral has been transferred into the name of the Bank or its nominee, as Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if Pledgor were to do the same: (i) to attend all meetings of stockholders of the issuer of any financial asset which comprises the Collateral (the "Company") held from the date hereof and to vote such portion of the Collateral at such meeting in such manner as the Bank shall, in its sole discretion, deem appropriate, including, without limitation, in favor of the liquidation of the Company; (ii) to consent, in the sole discretion of the Bank, to any and all action by or with respect to the Company for which the consent of the stockholders of the Company is or may be necessary or appropriate; and (iii) without limitation, to do all things which Pledgor can or could do as a stockholder of the Company, giving to the Bank full power of substitution and revocation. Such proxy shall not be exercisable by the Bank and Pledgor alone shall have the foregoing powers (whether or not any of the Collateral has been transferred into the name of the Bank or its nominee) until the occurrence of an Event of Default; provided, however, Pledgor shall not exercise or, as the case may be, shall not refrain from exercising such rights if, in the Bank's judgment, such action would impair or otherwise have a material adverse effect on the value of the Collateral or would otherwise be inconsistent with this Agreement. The Bank, in its sole discretion, may elect to postpone having such proxy become exercisable notwithstanding the occurrence of any Event of Default which would otherwise cause such proxy to become exercisable. Such proxy shall terminate when this Agreement is no longer in full force and effect as hereinafter provided. Any expenses incurred with the exercise of any of the rights hereunder shall constitute part of the Obligations.

      c) Pledgor hereby revokes for the duration of this Agreement each power of attorney, authorization and proxy granted by Pledgor to any other person (other than any Institution acting as safekeeping agent, if any) with respect to the Collateral.

7) PLEDGOR'S WAIVERS. Neither Pledgor's obligations under this Agreement nor Bank's interest in the Collateral shall be released, impaired or affected in any way by (i) Pledgor's (or Borrower's, if not same) bankruptcy, reorganization or insolvency under any law or that of any other party, or any action of a trustee in any such proceeding; (ii) failure of any other party to perform its obligations to the Bank; or (iii) any other circumstance that might constitute a legal or equitable defense to Pledgor's (or Borrower's, if not same) obligations under this Agreement, including without limitation: (A) any new agreements or obligations of Pledgor (or Borrower, if not same) with or to the Bank, amendments, changes in rate of interest, extensions of time for payments, modifications, renewals or the existence of or waivers of default as to any existing or future agreements of Pledgor (or Borrower, if not same) or any other party with the Bank; (B) any adjustment, compromise or release of any of the Obligations by the Bank or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of any security for the Obligations or any part thereof or the order in which payments and proceeds of collateral are applied; or acceptance by the Bank of any writing intended by any other party to create an accord and satisfaction with respect to any of the Obligations; (C) any delay in or failure to call for, take, hold, continue, collect, preserve or protect, replace, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, perfect a security interest in, realize upon or enforce any security interest in any security for the Obligations or any part thereof, regardless of its value;
(D) any exercise, delay in the exercise or waiver of, any failure to exercise, or any forbearance or other indulgence relating to, any right or remedy of the Bank against Pledgor (or Borrower, if not same) or other person or relating to the Obligations, any part thereof or any security for the Obligations; (E) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of any instrument or other agreement, or act of commission or omission by the Bank or Pledgor (or Borrower, if not same); (F) any composition, extension, moratoria or other statutory relief granted to Pledgor (or Borrower, if not same); or (G) any interruption in the business relations between the Bank and Pledgor (or Borrower, if not same), or any dissolution or change in form of organization, name or ownership of Pledgor (or Borrower, if not same) or death or declaration of Pledgor or Borrower (if not same) if an individual as incompetent. Further, Pledgor (or Borrower, if not same) waives without notice each demand, presentment, protest and other act or thing upon which any of Pledgor's (or Borrower's, if not same) obligations or the Bank's rights or remedies pursuant to this Agreement or otherwise would or might be conditioned.

8) INCOME AND PROCEEDS OF THE COLLATERAL.

      a) Cash Income. Until the occurrence of an Event of Default, Pledgor reserves the right to request to receive all cash income and cash dividends that comprise the Income and Proceeds (except cash income or cash dividends paid or payable in respect of the total or partial liquidation or dissolution of an issuer) paid on the Collateral; provided, however, until actually paid, all rights to such cash income or cash dividends shall remain subject to the Bank's security interest granted hereunder. Any other Income and Proceeds shall be delivered to the Bank immediately upon receipt (but not later than the next business day), in the exact form received and without commingling with other property which may be received by, paid or delivered to Pledgor or for Pledgor's account, whether as an addition to, in discharge of, in substitution of, or in exchange of any of the Collateral.

      b) Bond Coupons. If the Collateral consists of bonds with coupons, Pledgor authorizes the Bank to remove all coupons from such bonds when interest is due and send them for collection on Pledgor's behalf. The proceeds of such bonds will be applied as directed by Pledgor in writing. The Bank shall have no responsibility or liability for failure to process such coupons in a timely fashion. If any coupon is returned unpaid, the Bank may either debit any of Pledgor's deposit accounts with the Bank or reverse the loan credit, as appropriate, in the amount of each such coupon previously credited, plus the Bank expenses incurred in the attempted collection. If Pledgor's deposit accounts have insufficient funds to pay any or all such amounts, each such unpaid amount shall be added to the Obligations, and shall be secured by the Collateral.

      c) Cash Income After Event of Default. Upon the occurrence of an Event of Default, Pledgor shall not demand or receive any cash income or cash dividends with regard to the Collateral, and if Pledgor receives any such cash income or cash dividends, the same shall be held by Pledgor in trust for the Bank in the same medium in which received, shall not be commingled with any assets of Pledgor and shall be delivered to the Bank in the form received, properly endorsed to permit collection, not later than the next business day following the day of its receipt. The Bank may apply the net cash receipts from such income or cash dividends to payment of the Obligations or any part thereof, provided that the Bank shall account for and pay over to Pledgor any such income or interest remaining after payment in full of the Obligations.

      d) Increases and Profits. Whether or not an Event of Default has occurred, Pledgor authorizes the Bank to receive Income and Proceeds on the Collateral and to hold the same as part of the Collateral and agrees to deliver the Income and Proceeds (except as provided in 7(a) above) to the Bank immediately upon receipt (but not later than the next business day), in the exact form received and without commingling with other property which may be received by, paid or delivered to Pledgor or for Pledgor's account, whether as an addition to, in discharge of, in substitution of, or in exchange of any of the Collateral.

9) ADDITIONAL DUTIES OF PLEDGOR AND RIGHTS OF THE BANK.

      a) Compliance with Securities Laws.

            i) Pledgor has not acquired or transferred any of the Collateral in any manner that would result in a violation of any applicable law, including without limitation federal and state securities laws. Pledgor shall execute and deliver or file each form and other writing (including without limitation any application for exemption or notice of proposed sale pursuant to any securities laws) and take each other action (including without limitation making public any non-public material adverse information with respect to the issuer of any Security), that the Bank deems necessary or desirable to permit the sale or other disposition of any portion of the Collateral with or without registration. Pledgor shall upon the request of the Bank cause the Collateral to be registered and take each other action including, without limitation, compliance with all applicable "blue sky" and other securities laws and regulations to permit transfer or registration of those items of the Collateral in each jurisdiction which the Bank shall select; and Pledgor shall execute and deliver in form and substance satisfactory to the Bank its indemnity of each underwriter of such Security against all of its liabilities, costs and expenses in connection with the transfer, including attorneys' fees and disbursements.

            ii) Pledgor acknowledges that compliance with the Securities Act of 1933, as amended, the rules and regulations thereunder (collectively, the "Act") may impose limitations on the right of the Bank to sell or otherwise dispose of securities included in the Collateral. For this reason, Pledgor hereby authorizes the Bank to sell any securities included in the Collateral in such manner and to such person as would, in the sole discretion of the Bank, help to ensure the prompt transfer or sale of such securities and shall not require any of such securities to be registered or qualified under any applicable securities law. Without limiting the generality of the foregoing, in any such event the Bank in its sole discretion may (i) proceed to make a private sale notwithstanding that a registration statement for the purpose of registering any of such securities could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale;
(iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of any of such securities; or (iv) require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (A) as to the financial sophistication and ability of any person permitted to bid or purchase at sale, (B) as to the content of legends to be placed upon any certificates representing the securities sold in such sale, including restrictions on future transfer thereof, (C) as to the representations required to be made by each person bidding or purchasing at such sale relating to that person's access to financial information about Pledgor or any issuer of any of such securities, such person's intentions as to the holding of any of such securities so sold for investment, for its own account, and not with a view to the distribution thereof, and (D) as to such other matters as the Bank may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the UCC and other laws affecting the enforcement of creditors' rights under the Act and all applicable state securities laws. Pledgor understands that a sale under the above circumstances may yield a substantially lower price for such securities than would otherwise be obtainable if the same were registered and sold in the open market, and Pledgor shall not attempt to hold the Bank responsible for sale of any of such securities at an inadequate price even if the Bank accepts the first offer received or if only one potential purchaser appears or bids at any such sale. If the Bank shall sell any securities included in the Collateral at a sale, the Bank shall have the right to rely upon the advice and opinion of any qualified appraiser, investment banker or broker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor acknowledges that, notwithstanding the legal availability of a private sale or a sale subject to restrictions of the character described above, the Bank may, in its sole discretion, elect to seek registration of any securities included in the Collateral under the Act (or any applicable state securities laws). Pledgor hereby assigns to the Bank any registration rights or similar rights Pledgor may have from time to time with respect to any securities included in the Collateral.

      b) Substitution of Collateral. Prior to an Event of Default, Pledgor may request the Bank in writing to liquidate an item of the Collateral held by the Bank and use the Proceeds thereof to purchase substitute items of the Collateral. If the Bank grants such request, the items purchased with the Proceeds shall constitute part of the Collateral without the need for any additional notice or action by the Bank or Pledgor.

      c) Subsequent Changes Affecting Collateral. Pledgor acknowledges that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral including, but not limited to, conversions, subscriptions, exchanges, reorganizations, dividends, tender offers, mergers, consolidations, maturity of bonds or other financial assets and shareholder meetings. Pledgor agrees that the Bank has no responsibility to inform Pledgor of such matters or to take any action with respect thereto even if any of the Collateral has been registered in the name of the Bank or its agent or nominee.

      d) Tax Reporting. All items of income, gain, expense and loss recognized in any Brokerage Account or any Collateral in the possession of the Bank shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Pledgor.

      e) Right to Cure. The Bank has the right, but not the obligation, to perform at Pledgor's expense any of Pledgor's obligations with respect to the Collateral under this Agreement. Further, at its option, the Bank may pay and discharge taxes, liens, securities interest or other encumbrances on or adverse claim against the Collateral and Pledgor agrees to reimburse the Bank for any payment made or any expenses incurred (including attorneys' fees) by the Bank pursuant to the foregoing.

10) DEFAULT.

      a) Remedies Upon Default. At any time, and from time to time, after the occurrence or existence of any Event of Default the Bank may take one or more of the following remedies:

            i) Term Loan Agreement. The Bank shall be entitled to the remedies set forth in Section 7.2 of the Term Loan Credit Agreement.

            ii) Sale of Collateral.

                  (1) The Bank may, in its sole discretion, transfer and realize upon its interest in any portion of the Collateral by public or private sale or otherwise, without notice to Pledgor including, without limitation, (i) deliver a notice under any Control Agreement to an Institution for the sale or other disposition of the financial assets in a Brokerage Account, (ii) remove any financial asset in a Brokerage Account and register such asset in the Bank's name or the name of the Bank's Institution or nominee or any other nominee;
(iii) exchange certificates representing any of the Collateral for certificates of larger or smaller denominations; (iv) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of any such instrument.

                  (2) If notice of the time and place of any public sale of any of the Collateral or the time after which any private sale or other intended disposition thereof is required by the UCC, Pledgor acknowledges that five (5) days advance notice shall constitute reasonable notice. The Bank shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcing at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (3) If, under the UCC, the Bank may purchase any portion of the Collateral, it may in payment of any part of the purchase price thereof, cancel any part of the Obligations.

                  (4) If any portion of the Collateral is sold on credit or for future delivery, it need not be retained by the Bank until the purchase price is paid and the Bank shall incur no liability if the purchaser fails to take up or pay for such portion of the Collateral. In case of any such failure, such portion of the Collateral may be sold again.

                  (5) Pledgor shall execute and deliver to the purchasers of any portion of the Collateral all instruments and other documents necessary or proper to sell, convey and transfer title to such portion of the Collateral and, if approval of any sale of such portion of the Collateral by any governmental body or officer is required, Pledgor shall prepare or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications, reports, registration statements and forms and do all other things necessary or proper to expeditiously obtain such approval.

            iii) Set-off. The Bank shall have the right but not the obligation to set off against the Obligations any amount owing by the Bank or any of its Affiliates in any capacity to any Pledgor in any capacity. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

            iv) Termination of Commitments. Any commitment of the Bank to grant any financial accommodation to Pledgor (or Borrower, if not same) shall terminate.

      b) Application of Proceeds. Any cash held by the Bank as part of the Collateral and all cash Proceeds of any sale of, collection from or other realization upon any portion of the Collateral may, in the sole discretion of the Bank, be held by the Bank as collateral for, or then or at any time be applied, after payment of the Bank's Costs (defined below), in whole or in part against, the Obligations or any part thereof in such order as the Bank may elect, in its sole discretion. Any surplus of such cash or cash Proceeds held by the Bank and remaining after the Bank's Costs and the Obligations have been indefeasibly paid in full shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

      c) Consent to Change Collateral to Book-Entry or Uncertificated Form. Pledgor authorizes the Bank and each Institution to take, at Pledgor's expense, all steps necessary to change to appropriate form each certificated item of the Collateral which is eligible for safekeeping in uncertificated form, to be maintained in a Brokerage Account subject to a Control Agreement (if held with an Institution) or to be held by the Bank (subject to the delivery requirements in Section 2(d) hereof). Pledgor understands that there may be some delay and expense in release of uncertificated items of the Collateral if Pledgor requires its reissue in certificated form and that change to book-entry form for U.S. Treasury securities may not be reversible.

      d) Registered Holder of Collateral. Pledgor authorizes the Bank to transfer any of the Collateral into its own name or that of its nominee so that the Bank or its nominee may appear on record as the sole owner thereof; provided, however, notwithstanding such a transfer, the Bank shall refrain from exercising its rights under Section 9 hereof until the occurrence of an Event of Default.

11) STANDARD OF CARE. Other than the exercise of reasonable care in the custody of the Collateral in the Bank's physical possession, the Bank shall have no responsibility or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto and shall have no liability to Pledgor (or Borrower, if not same) arising from any failure or delay by the Bank. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any portion of the Collateral which is in its possession if the Bank affords such portion of the Collateral treatment substantially equal to the treatment that the Bank accords its own assets of a similar nature; provided, however, that the Bank shall have no duty to sell or convert any of the Collateral whose market value is declining. In no event shall the Bank be obligated to (a) preserve any right or remedy of Pledgor against any party with respect to any of the Collateral; (b) ascertain any maturity, call, exchange, conversion, redemption, offer, tender or similar matter relating to any of the Collateral or provide notice of any such matter to Pledgor; or (c) provide to Pledgor any communication received by the Bank or its nominee. Pledgor acknowledges that Pledgor is not looking to the Bank to provide it with investment advice.

12) COSTS AND EXPENSES; INDEMNITY.

      a) Bank Costs. Pledgor agrees to pay on demand all costs and expenses incurred by the Bank in enforcing this Agreement, in realizing upon or protecting any of the Collateral (including preserving the value of any of the Collateral) and in enforcing and collecting any of the Obligations or any guaranty thereof, including, without limitation, if the Bank retains counsel for advice, suit, appeal, insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or for any of the above purposes, the actual attorneys' fees incurred by the Bank (collectively "Bank Costs"). Payment of all Bank Costs is secured by the Collateral. Bank Costs shall accrue interest at the highest legal rate from the date of demand until payment is received by the Bank.

      b) Indemnity. Pledgor shall indemnify the Bank and its directors, officers and employees, agents and attorneys against, and hold them harmless from, all liabilities, costs or expenses, including attorneys' fees, incurred by any of them under the corporate or securities laws applicable to holding, registering or selling any of the Collateral, except for liability, costs or expenses arising out of the recklessness or willful misconduct of the Bank.

13) MISCELLANEOUS.

      a) Remedies Cumulative; Non-Waiver. The Bank shall have all of the rights and remedies of a secured party under the UCC and other applicable law as well as those specified by agreement with Pledgor or Borrower. All rights and remedies of the Bank are cumulative, and no right or remedy shall be exclusive of any other right or remedy. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude full and timely exercise at any time of any right or remedy of the Bank without notice. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank.

      b) Construction This Agreement and any agreement executed in connection herewith contains the entire agreement between the Bank and Pledgor with respect to the Collateral, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. Pledgor expressly disclaims any reliance on any oral representation of the Bank with respect to the subject matter of this Agreement or otherwise. No change in this Agreement shall be effective unless made in a writing duly executed by the Bank. This Agreement is a binding obligation enforceable against Pledgor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of this Agreement shall remain in effect. Pledgor agrees that, in any legal proceeding, a copy of this Agreement kept in the course of the Bank's business may be admitted into evidence as an original. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural and "or" has the inclusive meaning represented by the phrase "and/or". Section headings are for convenience only. Neuter pronouns shall be construed as masculine or feminine, and singular forms as plural, as appropriate.

      c) Guaranty of Obligations. Solely to the extent required by applicable law to make the Collateral available for payment of the Obligations, Pledgor guarantees the payment of the Obligations, without set-off, counterclaim or other deduction and without limitation as to amount.

      d) Waiver of Subrogation. Pledgor hereby waives any claim, right or remedy which Pledgor may now have or hereafter acquire against Borrower that arises hereunder or from the performance by Pledgor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification, contribution or participation in any claim, right or remedy of the Bank against Borrower or any security which the Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

      e) Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Pledgor (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Pledgor and the Bank.

      f) Joint and Several Liability. If there is more than one Pledgor, each of them shall be jointly and severally liable pursuant to this Agreement and the term "Pledgor" shall include each as well as all of them.

      g) Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN ERIE COUNTY, NEW YORK; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Pledgor. Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

      h) WAIVER OF JURY TRIAL. PLEDGOR AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY PLEDGOR AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO. PLEDGOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. PLEDGOR ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

--------------------------------------------------------------------------------

14) TIN CERTIFICATION. Under penalties of perjury, Pledgor certifies that: (1) the taxpayer number set forth below is Pledgor's correct social security or employer identification number (or I am waiting for a number to be issued to me); and (2) Pledgor is not subject to backup withholding because (a) Pledgor is exempt from backup withholding; (b) Pledgor has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified Pledgor that it is no longer subject to backup withholding. CERTIFICATION INSTRUCTIONS: Pledgor must cross out item (2) if it has been notified by the IRS that Pledgor is currently subject to backup withholding because of under-reporting interest or dividends on Pledgor's tax return.

(Please check here only if you are subject to backup withholding.)

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

--------------------------------------------------------------------------------

15) RELEASE OF SECURITY INTEREST, TERMINATION OF PLEDGE. Notwithstanding any other provision of this Agreement or the Term Loan Agreement, the Bank agrees to release the Collateral from the security interest granted hereunder, and terminate this Agreement in writing, upon the concurrent satisfaction of all of the following conditions:

      a. Capitalization. The Pledgor and its subsidiaries, are in compliance with the capital ratios required by Section 6.8 of the Term Loan Agreement ;

      b. Net Income. The consolidated net income of the Pledgor, calculated in accordance with Section 6.10 (A) of the Term Loan Agreement, for the previous four fiscal quarters of the Pledgor, shall not be less than Twenty Million Dollars ($20,000,000.00);

      c. Nonperforming Assets to Total Loans and Other Real Estate Ratio. The Pledgor's Nonperforming Assets to Total Loans and Other Real Estate Ratio, calculated in accordance with Section 6.7 of the Term Loan Agreement, does not exceed 2.0%;

      d. Regulatory Enforcement. Neither Pledgor nor any of its subsidiaries is the subject of any pending or , to Pledgor's or any of its subsidiaries knowledge, threatened, regulatory enforcement action, proceeding or investigation; and

      e.    Other Default. No other default under this Agreement exists.

16) REINSTATEMENT OF SECURITY INTEREST AND PLEDGE. In the event that, after the release of the security interest granted hereunder and the termination of this Agreement pursuant to Section 14 hereof, Pledgor shall, at any time during the effective period of the Term Loan Agreement, fail to satisfy the conditions contained in Section 14(a) or Section 14(d) hereof, Pledgor covenants and agrees that it shall promptly execute another pledge of securities, in substantially the same form as this Agreement and acceptable to the Bank, once again subjecting the Collateral to a security interest and pledge in favor of the Bank. At Pledgor's expense, Pledgor shall do such further acts and execute and deliver to the Bank all such additional conveyances, financing statements, certificates, stock or bond powers, instruments, legal opinions and other assurances as the Bank may from time to time request or require to protect, assure or enforce its interests, rights and remedies under this Section 15. The provisions of this Section 15 shall survive any termination of this Agreement.

Dated:  12/15/03
        ------------------------------

TAX ID/SS #        16-0816610           FINANCIAL INSTITUTIONS, INC.
            --------------------------  -----------------------------------
                                        PLEDGOR


                                        By:/s/ Ronald A. Miller
                                           --------------------------------

                                        Name: Ronald A. Miller
                                        -----------------------------------

                                        Its: Senior Vice President & CFO
                                        -----------------------------------

                                 ACKNOWLEDGMENT

STATE OF NEW YORK)
                            : SS.
COUNTY OF WYOMING)

      On the 15th day of December, in the year 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Ronald A. Miller, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                   /s/ Roger Cominsky
                                                --------------------------
                                                     Notary Public

                          FINANCIAL INSTITUTIONS, INC.
                              PLEDGE OF SECURITIES
                                   SCHEDULE A

                        DESCRIPTION OF PLEDGED SECURITIES

Wyoming County Bank

-------------------------------------------------------------------------------
      CERTIFICATE NUMBER                             SHARES
-------------------------------------------------------------------------------
             C686                                     150
-------------------------------------------------------------------------------
             C689                                     150
-------------------------------------------------------------------------------
             C690                                   87,213 3/4
-------------------------------------------------------------------------------
             C696                                     375
-------------------------------------------------------------------------------
             C698                                      10
-------------------------------------------------------------------------------
             C699                                      10
-------------------------------------------------------------------------------
             C700                                      10
-------------------------------------------------------------------------------
             C701                                      10
-------------------------------------------------------------------------------
             C702                                    562 1/2
-------------------------------------------------------------------------------
             C703                                    562 1/2
-------------------------------------------------------------------------------
             C706                                     150
-------------------------------------------------------------------------------
             C707                                     150
-------------------------------------------------------------------------------
             C708                                     150
-------------------------------------------------------------------------------
             C709                                     150
-------------------------------------------------------------------------------
             C710                                      10
-------------------------------------------------------------------------------
             C712                                      20
-------------------------------------------------------------------------------
             C713                                      10
-------------------------------------------------------------------------------

National Bank of Geneva

-------------------------------------------------------------------------------
      CERTIFICATE NUMBER                             SHARES
-------------------------------------------------------------------------------
              86                                     4,000
-------------------------------------------------------------------------------
              87                                      770
-------------------------------------------------------------------------------
              95                                     4,800
-------------------------------------------------------------------------------
              112                                     170
-------------------------------------------------------------------------------
              113                                      10
-------------------------------------------------------------------------------
              114                                      10
-------------------------------------------------------------------------------
              115                                      10
-------------------------------------------------------------------------------
              120                                      10
-------------------------------------------------------------------------------
              121                                      10
-------------------------------------------------------------------------------
              122                                      10
-------------------------------------------------------------------------------
              123                                      10
-------------------------------------------------------------------------------
              126                                      10
-------------------------------------------------------------------------------
              127                                      10
-------------------------------------------------------------------------------
              128                                      10
-------------------------------------------------------------------------------
              135                                      10
-------------------------------------------------------------------------------
              138                                      10
-------------------------------------------------------------------------------
              140                                      20
-------------------------------------------------------------------------------
              141                                      10
-------------------------------------------------------------------------------
              143                                      10
-------------------------------------------------------------------------------
              144                                      10
-------------------------------------------------------------------------------
              145                                      20
-------------------------------------------------------------------------------
              147                                      70
----------------------------------------- -------------------------------------

CLB-149-NY (RFC Revised 12/03)  8  Manufacturers and Traders Trust Company, 2001

First Tier Bank and Trust (formerly Salamanca Trust Company)

-------------------------------------------------------------------------------
       CERTIFICATE NUMBER                      SHARES
-------------------------------------------------------------------------------
              1447                             16,000
-------------------------------------------------------------------------------

Bath National Bank

-------------------------------------------------------------------------------
       CERTIFICATE NUMBER                      SHARES
-------------------------------------------------------------------------------
To be delivered no later than 12/30/03           TBD
-------------------------------------------------------------------------------


CLB-149-NY (RFC Revised 12/03)  8  Manufacturers and Traders Trust Company, 2001

                                SECOND AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

      THIS SECOND AMENDMENT is dated December 15, 2003 and made by and between Financial Institutions, Inc., a New York corporation having its head office at 220 Liberty Street, Warsaw, New York 14569 (the "Borrower") and Manufacturers and Traders Trust Company, a New York banking corporation, having its principal banking office at One M&T Plaza, Buffalo, New York 14023 (the "Bank").

      WHEREAS, Bank, at Borrower's request, has made available to Borrower a Five Million Dollar ($5,000,000.00) revolving credit facility (the "Revolving Loan"), which Loan was made pursuant to the terms and conditions contained in that certain Revolving Credit Agreement, dated as of April 25, 2001, by and between Borrower and Bank (the "Original Agreement"); and

      WHEREAS, Bank, at Borrower's request, agreed to extend the term of the Original Agreement and increase the amount of the Loan to Ten Million Dollars in accordance with the provisions of that certain First Amendment to Revolving Credit Agreement, dated as of July 3, 2003, by and between Borrower and Bank (the Original Agreement, as amended by the First Amendment to Revolving Credit Agreement, the "Amended Agreement"); and

      WHEREAS, Bank, at Borrower's request, agreed to make available to Borrower a Twenty-Five Million Dollar ($25,000,000.00) term loan facility (the "Term Loan") pursuant to the terms and conditions of contained in that certain Term Loan Agreement, of even date herewith, by and between Borrower and Bank (the "Term Loan Agreement"), subject to a decrease in the amount of the Revolving Loan and the amendment of certain covenants contained in the Amended Agreement, in accordance with the provisions of this Second Amendment as set forth herein;

      NOW, THEREFORE, in consideration of the premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      17) The definition of "Commitment Amount" contained in Section 1.1 of the Amended Agreement is hereby amended in its entirety as follows:

      "Commitment Amount. $5,000,000."

      2. The definition of "Nonperforming Asset" contained in Section 1.1 of the Amended Agreement is hereby amended to refer to "Nonperforming Assets", and the reference to "6.8" therein, is hereby amended to refer to "6.7".

      3. Section 4.7 of the Amended Agreement is hereby amended by adding the following to the end thereof:

      ", or as have been publicly disclosed in the Borrower's filings with the Securities and Exchange Commission ("SEC")".

      4. The references to $250,000 in Sections 4.10, 5.1(g), 5.1 (h), 6.1(e),
6.2, 6.6, 7.1(f) and 7.1(i), are all hereby amended to refer to $5,000,000.00.

      5. Section 4.15 of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "4.15. Environmental Matters. The Borrower and each of its Subsidiaries are in compliance, in all material respects, with all Environmental Laws. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Borrower or any of its Subsidiaries, any real property in which the Borrower or any such Subsidiary holds or, to the Borrower's knowledge, has held, an interest or any past or present operation of the Borrower or any such Subsidiary, other than any such proceedings that will not, individually or in the aggregate, have an adverse effect of more than $5,000,000.00, not covered by insurance, on the financial condition, business, operations or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis. Neither the Borrower nor any of its Subsidiaries (i) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials or other wastes into the environment, (ii) has received any notice of any Hazardous Materials or other wastes in or upon any of its properties in violation of any Environmental Laws, or (iii) knows of any basis for any such investigation, notice or violation, except as disclosed to the Bank on Exhibit C and as to such matters disclosed on such Exhibit, none will, individually or in the aggregate, have an adverse effect of more than $5,000,000.00, not covered by insurance, on the financial condition, business, operations or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis."

      6. Section 5.1(f) of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "(f) within five (5) Business Days of the Chief Executive Officer or the Chief Financial Officer of the Borrower becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;"

      7. The first sentence of Section 6.1(i) of the Amended Agreement is hereby amended by adding the following to the beginning thereof:

      "other than as permitted in accordance with Section 6.1(j),".

      8. Section 6.1(j) of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "(j) Encumbrances incurred in connection with repurchase agreements; liens incurred in connection with asset securitizations; Encumbrances incurred in connection with the holding of municipal deposits subject to the New York State Comptroller's guidelines for collateralization; Encumbrances granted to a Federal Reserve Bank, a Federal Home Loan Bank or the Federal Agricultural Mortgage Corporation to secure advances or other transactions incidental to the conduct of the banking business of the Borrower or any such Subsidiary, including loans to meet liquidity requirements;"

      9. The first sentence of Section 6.3 of the Amended Agreement is hereby deleted in its entirety.

      10. Section 6.7 of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "6.7. Nonperforming Assets to Total Loans and Other Real Estate Ratio. The Borrower shall not permit its Nonperforming Assets to Total Loans and Other Real Estate Ratio to be less than 6.00%. As used in this Section 6.7, "Nonperforming Assets to Total Loans and Other Real Estate Ratio" means the ratio of (A) "Nonperforming Assets" to (B) the sum of (i) "Total Loans", plus (ii) "Other Real Estate"; "Nonperforming Assets" means the Consolidated loans, leases and other assets of the Borrower that are not accruing interest or are 90 days or more past due in the payment of principal or interest, plus Consolidated "other real estate owned" by the Borrower ("Other Real Estate"); and "Total Loans" means the Consolidated principal of loans made by Borrower to unrelated third parties; in each case as shown on the Consolidated financial statements of Borrower, prepared in accordance with FFIEC requirements."

      11. Section 6.8 of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "6.8. Capitalization of Borrower and Material Subsidiaries. The Borrower and its Material Subsidiaries, including any other federally-insured depository institution that may be acquired after the date hereof and prior to the Termination Date, will maintain total "Risk-Based Capital Ratios", "Tier I Risk-Based Capital Ratios", and "Leverage Ratios, as defined in applicable FDIC regulations, as follows:

                  Leverage Ratio:                    not less than  5.00%;
                  Tier I Risk-Based Capital Ratio:   not less than  8.75%; and
                  total Risk-Based Capital Ratio:    not less than 10.00%."

      12. Section 6.9 of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "6.9. Minimum Tangible Common Equity. The Borrower shall not permit its Tangible Common Equity to be less than $100,000,000.00. As used in this
      Section 6.9, "Tangible Common Equity" means the difference between (A) the consolidated stockholder equity in the Borrower, including, but not limited to, accumulated other comprehensive income accounted for under FASB 115 as gains or losses on securities held for sale, minus (B) the sum of (i) the consolidated preferred stockholder equity in the Borrower, and
      (ii) the consolidated goodwill and intangibles of the Borrower; in each case as shown on the consolidated financial statements of Borrower and its Subsidiaries, prepared in accordance with FFIEC requirements"

      13. Section 6.10 of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "6.10. Debt Service Coverage Ratio. The Borrower shall not permit, on a "Rolling Four-Quarter Basis", the ratio of (A) the consolidated net income of the Borrower, during any such fiscal period, as shown on the consolidated financial statements of Borrower, prepared in accordance with FFIEC requirements, to (B) the total of (i) the installments of all principal payable by the Borrower in connection with any indebtedness or other obligation required to be paid during the next four fiscal quarters and arising from the borrowing of any money or the deferral of the purchase price of any asset and (ii) the total interest expense of the Borrower thereon during such next four fiscal quarters, calculated on the basis of the interest rate(s) applicable to such principal obligations as of the end of the last fiscal quarter included in the Rolling Four-Quarter Basis, in each case as shown on the financial statements of Borrower, prepared in accordance with FFIEC requirements, to be less than 1.25 to
      1.00. As used in this Section 6.10, "Rolling Four-Quarter Basis" means a basis using the most recently completed four (4) full consecutive fiscal quarters of Borrower which precede and include the date on which the Debt Service Coverage Ratio is calculated."

      14. Section 7.1(a) of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "(a) the Borrower shall fail to pay within five days after the same becomes due and payable (i) any amount of principal of the Term Loan, or
      (ii) any amount of
      interest thereon or any fees or expenses payable hereunder or under the Term Note; or"

      15. Section 7.1(b) of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "(b) The Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1(f), 5.5, 6.2, 6.3, 6.5, 6.8, 6.9 or 6.10; or"

      16. Section 7.1(c) of the Amended Agreement is hereby deleted and replaced in its entirety as follows:

      "(c) the Borrower shall fail to perform any covenant contained in Sections 5.1(e), 5.1(g), 5.1(h), 5.2, 6.1, 6.4, 6.6 or 6.7 and such failure shall continue for 30 days; or"

      17. The two references to "45" contained in Section 7.1(h) of the Amended Agreement are each hereby amended to refer to "90".

      18. Exhibit D to the Amended Agreement is hereby deleted, in its entirety, and replaced with the Exhibit D attached to this Second Amendment.

      19. Exhibit E to the Amended Agreement is hereby deleted, in its entirety, and replaced with the Exhibit E attached to this Second Amendment.

      20. As a material inducement to Bank to enter into this Second Amendment, the Borrower hereby:

            (a) represents that no "Event of Default" specified in Section VII of the Amended Agreement, as further amended by this Second Amendment, nor any event which with notice or lapse of time or both would become such an Event of Default, has occurred, except as has been disclosed to Bank in writing;

            (b)   covenants that the representations and warranties contained in
                  Section IV of the Amended Agreement, as further amended by this Second Amendment, continue to be true and correct in all respects on and as of the date of this Second Amendment, with the same force and effect as if made on and as of the date of this Second Amendment; and

            (c) represents and warrants that there has been no violation of any of the affirmative covenants contained in Section V of the Amended Agreement, as further amended by this Second Amendment, nor of any of the negative covenants contained in
                  Section VI of the Amended Agreement, ,
                  as further amended by this Second Amendment, except as has been disclosed to Bank in writing.

      21. Except to the extent specifically modified by this Second Amendment, all the terms and provisions contained in the Amended Agreement remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment on the date first above written.

                                  FINANCIAL INSTITUTIONS, INC.


                                  By: /s/ Ronald A. Miller
                                      -----------------------------------------
                                      Ronald A. Miller, Senior Vice President
                                      & CFO

                                  MANUFACTURERS AND TRADERS
                                  TRUST COMPANY


                                  By: /s/ Richard R. Stiller
                                      -----------------------------------
                                      Richard R. Stiller, Vice President

                                    EXHIBIT D

                          FINANCIAL INSTITUTIONS, INC.

                              MATERIAL SUBSIDIARIES

                  Name                         Percentage of Ownership
                  ----                         -----------------------
         Wyoming County Bank                            99.66%
         National Bank of Geneva                       100.00%
         Bath National Bank                            100.00%
         First Tier Bank & Trust                       100.00%

                                    EXHIBIT E
         FINANCIAL INSTITUTIONS, INC. REPORT OF CHIEF FINANCIAL OFFICER

      Financial Institutions, Inc. (the "Borrower") hereby certifies that:

      This Report is furnished pursuant to Section 5.1(c) of the Term Loan Credit Agreement dated as of December 15, 2003, and Section 5.1(c) of the Revolving Credit Agreement dated as of December 15, 2003 (collectively, the "Credit Agreements") between the Borrower and MANUFACTURERS AND TRADERS TRUST COMPANY. Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Credit Agreements.

      As required by Section 5.1(a) and (b) of the Credit Agreements, the Consolidated financial statements of the Borrower for the [year/quarter] ended _________________, 200__ (the "Financial Statements"), prepared in accordance with generally accepted accounting principles consistently applied, accompany this Report. The Financial Statements present fairly the Consolidated financial position of the Borrower as at the date thereof and the Consolidated results of operations of the Borrower for the period covered thereby (subject only to normal recurring year-end adjustments which will not in the aggregate be material in amount).

      The figures set forth in Schedule A for determining compliance by the Borrower with the financial covenants contained in Sections 6.7, 6.9 and 6.10 of the Credit Agreement are true and complete as of the date hereof.

      As of the date hereof, Borrower and its Material Subsidiaries, including any other federally-insured depository institution that was acquired after December 15, 2003 and prior to the Maturity Date, have total "Risk-Based Capital Ratios", "Tier I Risk-Based Capital Ratios", and "Leverage Ratios", as defined in applicable FDIC regulations, as required by Section 6.8 of the Credit Agreements.

      The activities of the Borrower and its Subsidiaries during the period covered by the Financial Statements have been reviewed by me as Borrower's Chief Financial Officer or by employees or agents of Borrower under my immediate supervision. Based on such review, to my best knowledge and belief, and as of the date of this Report, no Default has occurred. *

                         WITNESS my hand this ___ day of_________ 200___.

                                           FINANCIAL INSTITUTIONS, INC.


                                           By:
                                               -------------------------------
                                                    Chief Financial Officer

*If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

                                   SCHEDULE A
                                       to
                                    EXHIBIT E

                        AFFIRMATIVE (FINANCIAL) COVENANTS

Nonperforming Assets to Total Loans and Other Real Estate Ratio (Section 6.7)

MAXIMUM PERMITTED:                                                                      6.0%

ACTUAL:

         (i)      Non accrual and other loans and
                  leases past due 90 days or more
                  and still accruing                          $
                                                              -------------

         (ii)     Other real estate owned                     $
                                                              -------------
         (iii)    Nonperforming Assets:
                  line (i) plus line(ii)                                                $
                                                                                        ------------

         (iv)     Total Loans                                                           $
                                                                                        ------------
         (v)      Other real estate owned                                               $
                                                                                        ------------
         (vii)    Nonperforming Assets to Total Loans
                  and Other Real Estate Ratio:
                  [line (iii) divided by (line (iv) plus line (v)] times 100                     %
                                                                                        ---------

Minimum Tangible Common Equity (Section 6.9)

REQUIRED:                                                                               $100,000,000

ACTUAL:

         (i)      Consolidated stockholders' equity                                     $
                                                                                        ------------
         (ii)     Consolidated stockholders' preferred equity                           $
                                                                                        ------------
         (iii)    Consolidated goodwill and intangibles

         (v)      Total Tangible Common Equity:
                  line (i) minus line (ii) minus line (iii)                             $
                                                                                        ------------

Debt Service Coverage Ratio (Section 6.10)

MINIMUM PERMITTED:                                                 1.25 : 1.00

ACTUAL:

         (i)      Consolidated net income on
                  Rolling-Four Quarter Basis                       $
                                                                   ------------

         (iv)     Total principal payable by Borrower
                  during next four fiscal quarters                 $
                                                                   ------------

         (v)      Total interest accruing on total
                  principal payable by Borrower
                  during next four quarters                        $
                                                                   ------------

         (iv)     Debt Service Coverage Ratio:
                  line (i) divided by [line (ii) plus line (iii)]        : 1.00
                                                                   -----  -----

         WITNESS my hand this ______ day of ____________, 20__.


                                         FINANCIAL INSTITUTIONS, INC.


                                         By:
                                         ---------------------------------------
         `                                      Chief Financial Officer

[LOGO] M&T Bank
       Manufacturers and Traders Trust Company

                                                        STANDARD LIBOR GRID NOTE
                                                                        New York

Buffalo, New York               December 15, 2003                 $5,000,000.00

BORROWER: FINANCIAL INSTITUTIONS, INC.

a(n) |_| individual(s) |_| partnership |X| corporation |_| __________ organized under the laws of New York

Address of residence/chief executive office: 220 Liberty Street, Warsaw, New York 14569

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M & T Plaza, Buffalo, NY 14240.
      Attention: Office of General Counsel

18) DEFINITIONS. Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

      a) "Authorized Person" shall mean, each individually, Ronald A. Miller Mention of the Authorized Person's name is for reference purposes only and the Bank may rely on a person's title to ascertain whether someone is an Authorized Person.

      b) "Automatic Adjustment Date" shall mean two (2) Business Days before the last day of the Interest Period initially selected by the Borrower for a LIBOR Rate Loan that is subject to the Automatic Continuation Option.

      c) "Automatic Continuation Option" shall mean the option to have the Interest Period for a LIBOR Rate Loan to automatically continue at the same Interest Period duration initially selected by the Borrower for such LIBOR Rate Loan as of the last day such Interest Period.

      d) "Base Rate" shall mean 0 percentage points above the rate of interest announced by the Bank as its prime rate of interest ("Prime"). If the prior blank is not completed, the Base Rate shall be one (1) percentage point above Prime.

      e)    "Base Rate Loan" shall mean a Loan which bears interest at the Base
            Rate.

      f) "Business Day" shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, in connection with the LIBOR Rate, on which dealings are carried on in the London interbank market.

      g) "Continuation Date" shall mean the date on which Borrower's election to continue a LIBOR Rate Loan for another Interest Period becomes effective in accordance with this Note.

      h) "Conversion Date" shall mean the date on which Borrower's election to convert a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan becomes effective in accordance with this Note.

      i) "Interest Period" shall mean, as to any LIBOR Rate Loan, the period commencing on the Draw Date, the Conversion Date or Continuation Date for such LIBOR Rate Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), two (2), three (3) or six (6)months thereafter, in each case as Borrower may elect; provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

      j) "Draw Date" shall mean, in relation to any Loan, the Business Day on which such Loan is made, or to be made, to Borrower pursuant to the Note.

      k) "LIBOR Rate Loan" shall mean a Loan which bears interest at the LIBOR Rate.

      l) "LIBOR" shall mean the rate obtained by dividing (i) the one, two, three or six month interest period London Interbank Offered Rate (as selected by Borrower) as fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loan or Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States' office of a bank to United States' residents) on such date to any member bank of the Federal Reserve System.

      m) "LIBOR Rate" shall mean 1.50 percentage points above LIBOR with an Interest Period selected by Borrower.

      n) "Loan" means a loan made to Borrower by the Bank pursuant to this Note.

      o) "Maximum Principal Amount" shall mean Five Million and 00/100 Dollars ($ 5,000,000.00).

      p) "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, any whole dollar increment and (ii) for LIBOR Rate Loans, $ 100,000.00 with minimum increments thereafter of $ 100,000.00 ; provided, however, in no event shall the Minimum Borrowing Amount for a LIBOR Rate Loan be less than $100,000.00 with minimum increments thereafter of $100,000.00.

      q) "Outstanding Principal Amount" shall mean the actual outstanding principal amount under this Note at any time.

19) PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES

      a) Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank on or before the "Termination Date", as defined in that certain Revolving Credit Agreement (the " Credit Agreement") of even date herewith between the Borrower and the Bank, the Maximum Principal Amount or the Outstanding Principal Amount, if less; plus interest as set forth below and all fees and costs (including, without limitation, reasonable attorneys' fees and disbursements, for outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

      b) Interest. Each Loan shall earn interest on the Outstanding Principal Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) that on each day shall be:

            i) LIBOR Rate Loans. Interest shall accrue on a LIBOR Rate Loan from and including the first day of the Interest Period applicable thereto until, but not including, the last day of such Interest Period or the day the LIBOR Rate Loan is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate in effect on the following dates (depending on the circumstance): (i) for new LIBOR Rate Loans, the Business Day the Bank receives (or is deemed to receive) a Request for a LIBOR Rate Loan; (ii) for

CLB-171 NY (RFC Revised 6/02)
            conversions and continuations of LIBOR Rate Loans pursuant to
            Section 4, the Business Day the Bank receives (or is deemed to receive) the Notice of Conversion or Notice of Continuation, as the case may be, in accordance with Section 4(b); for LIBOR Rate Loans where the Automatic Continuation Option is selected, the Automatic Adjustment Date for such LIBOR Rate Loan.

            ii) Base Rate Loans. Interest shall accrue on a Base Rate Loan from and including the first date the Base Rate Loan was made (i.e., the Draw Date or the Conversion Date, as the case may be) to, but not including, the day such Base Rate Loan is paid in full or converted, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in the Bank's prime rate shall be effective on the date of such change.

      c) Maximum Legal Rate. It is the intent of the Bank and of Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

      d) Payments; Late Charge; Default Rate. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest shall be due and payable as follows: (i) in respect to each Base Rate Loan, monthly when invoiced and (ii) in respect to each LIBOR Rate Loan, on the last day of each Interest Period applicable thereto. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, (b) the Bank's then current late charge as announced by the Bank from time to time, or (c) $50.00. In addition, if the Bank has not actually received any payment under this Note within thirty days after its due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to 5 percentage points above the higher of the Base Rate or the highest LIBOR Rate (the "Default Rate"), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at the Default Rate. Payments may be applied in any order in the sole discretion of the Bank but, prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal.

      e) Prepayment of LIBOR Rate Loans. If (i) Borrower pays, in whole or in part, any LIBOR Rate Loan, before the expiration of its respective Interest Rate Period, (ii) fails to draw down, in whole or in part, a LIBOR Rate Loan after giving a Request therefor, (iii) otherwise tries to revoke any LIBOR Rate Loan, in whole or in part, or (iv) there occurs a Bankruptcy Event or the applicable rate is converted from the LIBOR Rate to the Base Rate pursuant to Section 4(d), then Borrower shall be liable for and shall pay the Bank, on demand, the actual amount of the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment, failure to draw, early termination of an Interest Period, revocation, bankruptcy or otherwise, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, or (b) the fixing of the interest rate payable on any LIBOR Rate Loans. The determination by the Bank of the amount of foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

20) LOANS.

      a) General. Any Loan hereunder shall either be in the form of a Base Rate Loan or a LIBOR Rate Loan. No Loan, or any portion thereof, shall be made to the extent that the sum of the (i) principal amount of the requested Loan, or any portion thereof and (ii) the Outstanding Principal Amount of all Loans under the Note exceeds the Maximum Principal Amount under this Note. The Bank may make any Loan in reliance upon any oral, telephonic, written, teletransmitted or other request (the "Request(s)") that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

      b) Request for LIBOR Rate Loans. Borrower shall give the Bank its irrevocable Request for a LIBOR Rate Loan specifying:

            i) the Draw Date for the LIBOR Rate Loan, which shall be two (2) Business Days after the date of the Request; provided, however if a Request is received by the Bank after 2:00 p.m. (Eastern
                  Time), the Request for the LIBOR Rate Loan shall be deemed to have been received on the next Business Day;

            ii) the aggregate amount of such LIBOR Rate Loan, which amount shall not be less than the Minimum Borrowing Amount;

            iii) the applicable Interest Period (i.e., 1, 2, 3 or 6 month Interest Period); and

            iv) whether Borrower is electing the Automatic Continuation Option for such LIBOR Rate Loan.

      c) Requests for Base Rate Loans. Borrower may request any Base Rate Loan not later than 2:00 p.m. (Eastern Time) on any proposed Draw Date specifying the aggregate amount of such Base Rate Loan.

      d) Delivery of Requests Delivery of a Notice or Request for a LIBOR Rate Loan or a Base Rate Loan shall be made to the Bank as follows, or such other contact point designated by the Bank from time to time:

                   Manufacturers and Traders Trust Company

                   Attn: Richard R. Stiller
                        --------------------------

                   Fax No. (716) 848-7318
                          ------------------------

                   Telephone No. (716) 848-7332
                                ------------------

21) CONTINUATION and CONVERSION ELECTIONS.

      a) Election. An Authorized Person of Borrower may, upon irrevocable Request to the Bank,

            i) elect to convert on any Business Day any Base Rate Loan into a LIBOR Rate Loan provided the amount converted is not less than the Minimum Borrowing Amount; or

            ii) elect to convert any or a part of LIBOR Rate Loan as of the last day of the applicable Interest Period into a Base Rate Loan provided no partial conversion of a LIBOR Rate Loan shall reduce the outstanding principal amount of such LIBOR Rate Loan to less than the Minimum Borrowing Amount; or

            iii) elect to continue all or a part (subject to the Minimum Borrowing Amount limitation) of any LIBOR Rate Loan as of the last day of the Interest Period applicable to such LIBOR Rate Loan with the same or a different Interest Period provided no partial continuation of a LIBOR Rate Loan with a different Interest Period shall reduce the outstanding principal amount of the LIBOR Rate Loan with the same Interest Period to less than the Minimum Borrowing Amount.

      b) Notice of Conversion/Continuation.

            i) For an election under Section 4(a)(i) or 4(a)(iii), an Authorized Person must deliver to the Bank by 2:00 p.m. (Eastern Time) on a Business Day a Notice of Conversion ("Notice of Conversion") for an election under Section 4(a)(i) or a Notice of Continuation ("Notice of Continuation") for an election under Section 4(a)(iii) specifying:

                  (a) the aggregate amount of the Loans to be converted or continued;

                  (b) the duration of the requested Interest Period (i.e., 1, 2, 3 or 6 month Interest Period); and

                  (c) whether the Automatic Continuation Option will be activated for such LIBOR Rate Loan.

            ii) The Continuation Date or Conversion Date (as the case may be) shall be the later of (A) two (2) Business Days from the Business Day the Bank receives the Notice of Conversion or Notice of Continuation (either, a "Notice") in accordance with the foregoing Section or (B) the last day of the relevant Interest Period if a Notice is received by the Bank more than two (2) Business Days before the last day of an Interest Period. If a Notice is received after 2:00 p.m. (Eastern
                  Time), the Notice will be deemed to have been received on the next Business Day. Notice of Continuation received more than two (2) Business Days before the end of an Interest Period shall be deemed to have been received two (2) Business Days before the end of such Interest Period for purposes of determining the LIBOR Rate for the next Interest Period per
                  Section 2(b)(i). Accordingly, if, for example, Borrower has a LIBOR Rate Loan with a one month Interest Period ending on June 15 and wants to continue the LIBOR Rate Loan with a two month Interest Period, Borrower must deliver its Notice of Continuation identifying the new two month Interest Period to the Bank by 2:00 p.m. (Eastern Time) on June 13 (provided that June 13 and June 14 are Business Days).

            iii) For LIBOR Rate Loans where Borrower has elected to activate the Automatic Continuation Option, the Bank shall automatically continue such LIBOR Rate Loan with an same Interest Period initially selected by the Borrower. Once the Automatic Continuation Option has been activated for a LIBOR Rate Loan, the submission of a Notice of Conversion or a Notice of Continuation with a different Interest Period shall result in the cancellation of the Automatic Continuation Option for such LIBOR Rate Loan.

            iv) For an election under Section 4(a)(ii), an Authorized Person may deliver to the Bank a Notice of Conversion at any time during an Interest Period up to the last day of such Interest Period or may have the LIBOR Rate Loan automatically convert to a Base Rate Loan pursuant to Section 4(c). Any such Notice of Conversion delivered during an Interest Period shall be effective on the last day of the Interest Period.

            v) The Bank may take action in reliance upon any oral, telephonic, written or teletransmitted Notice that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. No Notice may be delivered by e-mail. The Bank may act on the Notice from any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of acting on any Notice under this Note. The Bank, in its sole discretion, may reject any Notice that is incomplete.

      c) Expiration of Interest Period. Unless Borrower has elected the Automatic Continuation Option with respect to a LIBOR Rate Loan, if Borrower does not submit a Notice of Continuation in accordance with Section 4(b)(i) and 4(b)(ii) so that the Bank receives the Notice of Continuation at least two (2) Business Days before the end of an Interest Period with respect to such LIBOR Rate Loan, such LIBOR Rate Loan shall automatically be converted into a Base Rate Loan and such Loan shall accrue interest at the Base Rate until two (2) Business Days after the Bank receives a Notice of Conversion pursuant to Section 4(b)(i) and 4(b)(ii) electing to convert the Loan from a Base Rate Loan to a LIBOR Rate Loan pursuant to Section 4(a)(i). A Notice of Continuation received one (1) Business Day before the end of an Interest Period will not effect a continuation of such Loan as a LIBOR Rate Loan. Rather, such LIBOR Rate Loan shall automatically convert to a Base Rate Loan on the last day of the Interest Period. The late Notice of Continuation, however, will be deemed to be a Notice of Conversion that will be effective two (2) Business Days from the date received by the Bank.

      d) Conversion upon Default. Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note, or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an event of default under any of Borrower's agreement with the Bank, if any, Borrower may not elect to have a Loan converted or continued as a LIBOR Rate Loan or have any Loan made as a LIBOR Rate Loan. Further, the Bank, in its sole discretion, may
(i) permit any outstanding LIBOR Rate Loans to continue until the last day of the applicable Interest Period at which time such Loan shall automatically be converted into a Base Rate Loan or (ii) convert any outstanding LIBOR Rate Loans into a Base Rate Loan before the end of the applicable Interest Period applicable to such LIBOR Rate Loan. Notwithstanding the foregoing, if Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower (a "Bankruptcy Event"), any outstanding LIBOR Rate Loans shall be automatically converted to Base Rate Loans without further action by the Bank and Borrower's rights to have Base Rate Loans converted under Section 4 shall be automatically terminated. Nothing herein shall be construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate of interest (which shall be calculated from the higher of the LIBOR Rate or the Base Rate) or the right of the Bank to the amounts set forth in Section 2(e) of this Note.

      22) SETOFF. After the occurrence of any "Default," as defined in the Credit Agreement, the Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elect to do so.

23) DEFAULT. Upon the occurrence of an "Event of Default" under the Credit Agreement, the Bank shall be entitled to the remedies set forth in Section 7.2 of the Credit Agreement.

24) BANK RECORDS CONCLUSIVE. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower's obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

25) PURPOSE. Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank's express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

26) AUTHORIZATION. Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower's performance is not threatened by any pending or threatened litigation.

27) INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

      a) Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

      b) Inability to Determine Rates. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not make or maintain LIBOR Rate Loans, as the case may be, hereunder until the Bank revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any request for a LIBOR Rate Loan or Notice then submitted by it. If Borrower does not revoke such notice the Bank may make, or continue the Loans, as proposed by Borrower, in the amount specified in the applicable request submitted by Borrower, but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Rate Loans, as the case may be.

      c) Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall prepay in full all LIBOR Rate Loans then outstanding, together with accrued interest, either on the last date of the Interest Period thereof if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loans. If Borrower is required to prepay any LIBOR Rate Loan immediately as set forth in this subsection, then concurrently with such prepayment, Borrower may borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

28) MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

29) NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

30) JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term "Borrower" shall include each as well as all of them.

31) GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN ERIE COUNTY, NEW YORK; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF

BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

32) WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower's deposit account #8890769956 with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

Replacement Note. This Note is given in replacement of and in substitution for, but not in payment of, a note dated on or about July 3, 2002 in the original principal amount of $10,000,000.00 issued by Borrower to the Bank.

TAX ID/SS #        16-0816610                   FINANCIAL INSTITUTIONS, INC.
            --------------------------------    --------------------------------
                                                BORROWER


                                                By:/s/ Ronald A. Miller
                                                   -----------------------------

                                                Name: Ronald A. Miller
                                                --------------------------------

                                                Its: Senior Vice President & CFO
                                                --------------------------------

                                 ACKNOWLEDGMENT

STATE OF NEW YORK)
                            : SS.
COUNTY OF WYOMING)

      On the 15th day of December, in the year 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Ronald
A. Miller, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                   /s/ Roger Cominsky
                                              ------------------------------
                                                       Notary Public


--------------------------------------------------------------------------------

                                FOR BANK USE ONLY

Authorization Confirmed:________________________________________________________

Product Code:  11900

Disbursement of Funds:

Credit A/C #            Off Ck #               Payoff Obligation #
             ---------           -----------                       ----------

           $                   $                                 $
             ---------           -----------                       ----------


                                       5
CLB-171 NY (RFC Revised 6/02)

                                 FIRST AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

      THIS FIRST AMENDMENT is dated July 3, 2002 and made by and between Financial Institutions, Inc., a New York corporation having its head office at 220 Liberty Street, Warsaw, New York 14569 (the "Borrower") and Manufacturers and Traders Trust Company, a New York banking corporation, having its principal banking office at One M&T Plaza, Buffalo, New York 14023 (the "Bank").

      WHEREAS, Bank, at Borrower's request, has made available to Borrower a Five Million Dollar ($5,000,000.00) revolving credit facility (the "Loan"), which Loan was made pursuant to the terms and conditions contained in that certain Revolving Credit Agreement, dated as of April 25, 2001, by and between Borrower and Bank (the "Original Agreement"); and

      WHEREAS, Bank, at Borrower's request, agreed to extend the term of the Original Agreement and increase the amount of the Loan in accordance with the provisions of this First Amendment as set forth herein;

      NOW, THEREFORE, in consideration of the premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      33) The definition of "Termination Date" contained in Section 1.1 of the Original Agreement is hereby amended in its entirety as follows:

      "Termination Date. April 30, 2005 or such earlier date on which the commitment to make loans is terminated or the Commitment Amount is reduced to zero in accordance with the terms hereof."

      34) The definition of "Commitment Amount" contained in Section 1.1 of the Original Agreement is hereby amended in its entirety as follows:

      "Commitment Amount. $10,000,000."

      35) As a material inducement to Bank to enter into this First Amendment, the Borrower hereby:

            (a) represents that no "Event of Default" specified in Section VII of the Original Agreement, nor any event which with notice or lapse of time or both would become such an Event of Default, has occurred;

            (b)   covenants that the representations and warranties contained in
                  Section IV of the Original Agreement continue to be true and correct in all respects on and as of the date of this First Amendment, with the same force and effect as if made on and as of the date of this First Amendment;

            (c) represents and warrants that there has been no violation of any of the affirmative covenants contained in Section V of the Original Agreement nor of any of the negative covenants contained in Section VI of the Original Agreement; and

            (d) agrees to pay Bank an extension fee of $5,000 upon execution of this First Amendment, together with its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment (including, but not limited to, reasonable attorneys' fees and expenses).

      36) Except to the extent specifically modified by this First Amendment, all the terms and provisions contained in the Original Agreement remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have signed this First Amendment on the date first above written.

                                  FINANCIAL INSTITUTIONS, INC.


                                  By: /s/ Ronald A. Miller
                                      ------------------------------------------

                                      Name:    Ronald A. Miller

                                      Title:   Senior Vice President & CFO

                                  MANUFACTURERS AND TRADERS
                                  TRUST COMPANY


                                  By: /s/ Richard R. Stiller
                                      ------------------------------------------

                                      Name:    Richard R. Stiller

                                      Title:   Vice President

                           REVOLVING CREDIT AGREEMENT

                           Dated as of April 25, 2001

                                     between

                 MANUFACTURERS AND TRADERS TRUST COMPANY ("M&T")

                                       and

                      FINANCIAL INSTITUTIONS, INC. ("FII")

                                TABLE OF CONTENTS

                                                                            Page
--------------------------------------------------------------------------------

SECTION I  DEFINITIONS ....................................................    1
         1.1      Definitions .............................................    1
         1.2.     Accounting Terms ........................................    4

SECTION II  DESCRIPTION OF CREDIT .........................................    4
         2.1.     The Loans ...............................................    4
         2.2.     Fees ....................................................    5
         2.3.     The Note ................................................    5
         2.4      Duration of Interest Periods ............................    5
         2.5      Interest Rates and Payments of Interest .................    5
         2.6.     Changed Circumstances ...................................    5
         2.7.     Illegality ..............................................    6
         2.8.     Prepayments of the Loans ................................    6
         2.9.     Method of Payment .......................................    6
         2.10.    Overdue Payments ........................................    6
         2.11.    Computation of Interest and Fees ........................    7

SECTION III  CONDITIONS OF LOANS ..........................................    7
         3.1.     Conditions Precedent to Initial Loan ....................    7
         3.2.     Conditions Precedent to all Loans .......................    7

SECTION IV  REPRESENTATIONS AND WARRANTIES ................................    8
         4.1.     Organization and Qualification ..........................    8
         4.2.     Corporate Authority .....................................    8
         4.3.     Valid Obligations .......................................    9
         4.4.     Consents or Approvals ...................................    9
         4.5.     Title to Properties; Absence of Encumbrances ............    9
         4.6.     Financial Statements ....................................    9
         4.7.     Changes .................................................    9
         4.8.     Defaults ................................................    9
         4.9.     Taxes ...................................................   10
         4.10.    Litigation ..............................................   10
         4.11.    Use of Proceeds .........................................   10
         4.12.    Subsidiaries ............................................   10
         4.13.    Investment Company Act, etc .............................   10
         4.14.    Compliance with ERISA ...................................   10
         4.15.    Environmental Matters ...................................   11

SECTION V  AFFIRMATIVE COVENANTS ..........................................   11

         5.1.     Financial Statements and other Reporting Requirements ...   11
         5.2.     Conduct of Business .....................................   13
         5.3.     Maintenance and Insurance ...............................   13
         5.4.     Taxes ...................................................   13
         5.5.     Inspection by the Bank ..................................   14
         5.6.     Maintenance of Books and Records ........................   14
         5.7.     Further Assurances ......................................   14

SECTION VI  NEGATIVE COVENANTS ............................................   15
         6.1.     Encumbrances ............................................   15
         6.2.     Merger; Consolidation; Sale or Lease of Assets ..........   16
         6.3.     Stock of Subsidiaries ...................................   16
         6.4.     Investments .............................................   17
         6.5.     Acquisitions ............................................   17
         6.6.     ERISA ...................................................   17
         6.7.     Double Leverage Ratio ...................................   17
         6.8.     Nonperforming Asset Coverage Ratio ......................   17
         6.9.     Capitalization of Borrower and Material Subsidiaries ....   18
         6.10.    Minimum Tangible Net Worth ..............................   18

SECTION VII  DEFAULTS .....................................................   18
         7.1.     Events of Default .......................................   18
         7.2.     Remedies ................................................   20

SECTION VIII  MISCELLANEOUS ...............................................   21
         8.1.     Notices .................................................   21
         8.2.     Expenses ................................................   21
         8.3.     Set-Off .................................................   22
         8.4.     Term of Agreement .......................................   22
         8.5.     No Waivers ..............................................   22
         8.6.     Governing Law ...........................................   22
         8.7.     Amendments ..............................................   23
         8.8.     Binding Effect of Agreement .............................   23
         8.9.     Counterparts ............................................   23
         8.10.    Partial Invalidity ......................................   23
         8.11.    Captions ................................................   23
         8.12.    Waiver of Jury Trial ....................................   23
         8.13     Entire Agreement ........................................   23

                                    EXHIBITS

EXHIBIT A - Form of Standard Libor Grid Note

EXHIBIT B - Encumbrances

EXHIBIT C - Litigation; Environmental Matters

EXHIBIT D - Material Subsidiaries

EXHIBIT E - Form of Report of Chief Financial Officer

EXHIBIT F - Form of Opinion of Counsel to the Borrower

                           REVOLVING CREDIT AGREEMENT

                           Dated as of April 25, 2001

      THIS REVOLVING CREDIT AGREEMENT is made as of April 25, 2001 by and between Financial Institutions, Inc. (the "Borrower"), a New York corporation having its head office at 220 Liberty Street, Warsaw, New York 14569 and Manufacturers and Traders Trust Company (the "Bank"), a New York banking corporation having its principal banking office at One M&T Plaza, Buffalo, New York 14203.

                                    SECTION I

                                   DEFINITIONS

      1.1 Definitions

      All capitalized terms used in this Agreement or in the Note or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

      Account. See Section 2.1

      Agreement. This Agreement, as the same may be supplemented or amended from time to time.

      Bank. See Preamble.

      Base Rate. The rate of interest announced from time to time by the Bank at its prime rate of interest.

      Base Rate Loan. Any Loan bearing interest at the Base Rate.

      Borrower. See Preamble.

      Business Day. Shall have the meaning set forth in the Note.

      Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended.

      Commitment Amount. $5,000,000.

      Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA

      Controlled Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower; or any other such entity the management of which is directly or indirectly controlled by the Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has an ownership interest of more than 50%.

      Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

      Encumbrances. See Section 6.1.

      ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended.

      Environmental Laws. All applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law whether now existing or hereafter enacted or promulgated, relating to injury to, or the protection of, real or personal property or human health or the environment.

      Event of Default. Any event described in Section 7.1.

      Federal Banking Agency - means any of the Federal Deposit Insurance Corporation, Comptroller of Currency, Board of Governors of the Federal Reserve System or Office of Thrift Supervision.

      FFIEC. The Federal Financial Institutions Examination Council, or such other regulatory agency or authority having jurisdiction over financial reporting by banks and bank holding companies.

      Hazardous Material. Any substance which is or becomes defined as a "hazardous waste," "hazardous material," "hazardous substance," "controlled industrial waste," "pollutant" or "contaminant" under any Environmental Law or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority or instrumentality or which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ('PCB's").

      Interest Period. With respect to each Libor Rate Loan, the period defined in the Note.

      Investment. The purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

      LIBOR Rate Loan. Any Loan bearing interest at the LIBOR Rate as defined in the Note.

      Loan. A loan made to the Borrower by the Bank pursuant to Section II of this Agreement, and "Loans" means all of such loans, collectively.

      Material Subsidiary. Those Subsidiaries listed on Exhibit D hereto, and any other Subsidiary of the Borrower that is a federally-insured depository institution.

      Nonperforming Asset. As defined in Section 6.8.

      Note. A Standard Libor Grid Note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to the Bank to repay the Loans.

      Obligations. All obligations of the Borrower to the Bank hereunder of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

      PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its actions under ERISA

      Permitted Encumbrances. See Section 6.1.

      Plan. An employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

      Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; or any other such entity the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has an ownership interest of 50% or more.

      Termination Date. April 24, 2003 or such earlier date on which the commitment to make Loans is terminated in accordance with the terms hereof.

      1.2. Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles or regulatory accounting principles, as applicable, as applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, but as herein specifically modified.

                                   SECTION II

                              DESCRIPTION OF CREDIT

      2.1. The Loans. (a) Subject to the terms and conditions hereof, the Bank will make Loans to the Borrower, from time to time until the close of business on the Termination Date, in such sums as the Borrower may request, provided that the aggregate principal amount of all Loans at any one time outstanding hereunder may not exceed the Commitment Amount. All Loans hereunder shall be credited by the Bank to Account No. __________ at the Bank, for the credit of the Borrower (the "Account").

      (a) The Borrower may borrow, prepay pursuant to Section 2.8 and reborrow, from the date of this Agreement until the Termination Date, the Commitment Amount or any lesser sum subject to the Minimum Borrowing Amount limitations set forth in the Note. Any Loan not repaid by the Termination Date shall be due and payable on the Termination Date.

      (b) Provided that no Default shall have occurred and be continuing, the Borrower may make and effectuate the conversion elections as described in
Section 4 of the Note by giving the Bank prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with the provisions.

      (c) Subject to the terms and conditions hereof, the Bank shall make each Loan on the effective date specified therefor by crediting the amount of such Loan in immediately available funds to the Account, for the credit of the Borrower.

      2.2. Fees. (a) The Borrower shall pay to the Bank a commitment fee on the daily average unused portion of the Commitment Amount during each quarter or portion thereof, computed at the rate of 1/4 of 1% per annum.

      (b) Commitment fees shall be payable quarterly in arrears on the last day of each calendar quarter commencing April 30, 2001 and ending on the Termination Date.

      (c) Additionally Borrower shall pay Bank a one time facility fee, on or before the effective date of this Agreement of $5,000.00.

      2.3. The Note. The Loans shall be evidenced by the Note, payable to the order of the Bank and having a final maturity of the Termination Date. The Note shall be dated on or before the date of the first Loan and shall have the blanks therein appropriately completed. The Bank shall, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of the Note or otherwise in its records appropriate notations evidencing the date and the amount of each Loan, the applicable interest rate and the date and amount of each payment of principal made by the Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute a rebuttable presumption of the correctness thereof; provided that no failure on the part of the Bank to make any such notation shall in any way affect any Loan or the rights or obligations of the Bank or the Borrower with respect thereto.

      2.4 Duration of Interest Periods. (a) The duration of each Interest Period applicable to a Loan shall be as specified in the Note.

      (b) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Termination Date.

      2.5 Interest Rates and Payments of Interest. Each Base Rate Loan and Libor Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum as provided in the Note.

      2.6. Changed Circumstances.

      (a) If the Bank shall determine that, due to either (i) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the interest rate for LIBOR Rate Loans) in or in the interpretation of any requirement of law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

      (b) If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining the interest rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not make or maintain LIBOR Rate Loans, as the case may be, hereunder until the Bank revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any request for a LIBOR Rate Loan or Notice then submitted by it. If Borrower does not revoke such notice the Bank may make, or continue the Loans, as proposed by Borrower, in the amount specified in the applicable request submitted by Borrower, but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Rate Loans, as the case may be.

      2.7. Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall prepay in full all LIBOR Rate Loans then outstanding, together with accrued interest, either on the last date of the Interest Period thereof if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loans. If Borrower is required to prepay any LIBOR Rate Loan immediately as set forth in this subsection, then concurrently with such prepayment, Borrower may borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

      2.8. Prepayments of the Loans.

            (a) Base Rate Loans may be prepaid at any time, without premium or penalty, in minimum amounts of $100,000 but with accrued interest to the date of payment.

            (b) LIBOR Rate Loans may be prepaid in a manner consistent with and subject to provisions contained in the Note.

      2.9. Method of Payment. All payments and prepayments of principal and all payments of interest, fees and other amounts payable hereunder shall be made by the Borrower to the Bank at its head office in immediately available funds, on or before 1:00 p.m. (Buffalo, New York time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Bank may, and the Borrower hereby authorizes the Bank to, debit the amount of any payment not made by such time to the Account of the Borrower with the Bank.

      2.10. Overdue Payments. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Note shall bear interest from and including the due date until paid as set forth in the Note.

      2.11. Computation of Interest and Fees. Interest and all fees payable hereunder shall be computed daily and paid for the actual number of days for which due in a manner consistent with the terms and conditions of the Note.

                                   SECTION III

                               CONDITIONS OF LOANS

      3.1. Conditions Precedent to Initial Loan. The obligation of the Bank to make its initial Loan is subject to the condition precedent that the Bank shall have received, in form and substance satisfactory to the Bank and its counsel, the following:

      (a) this Agreement and the Note, duly executed by the Borrower;

      (b) a certificate of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the Note and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

      (c) the certificate of incorporation of the Borrower and all amendments and supplements thereto, filed in the office of the Secretary of State of New York, each certified by the Secretary or an Assistant Secretary of the Borrower as being a true and correct copy thereof;

      (d) the Bylaws of the Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary as being a true and correct copy thereof as currently in effect;

      (e) a current Certificate of Good Standing showing Borrower to be a corporation in good standing in the State of New York;

      (f) an opinion addressed to it from Counsel of the Borrower, substantially in the form of Exhibit F hereto; and

      (g) such other documents, and completion of such other matters, as counsel for the Bank may deem necessary or appropriate.

      3.2. Conditions Precedent to all Loans. The obligation of the Bank to make each Loan, including the initial Loan, or continue or convert Loans to Loans of another type, is further subject to the following conditions:

      (a) timely receipt by the Bank of the Borrower's request for a Loan or Notice of Conversion as provided in the Note;

      (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of any request for a Loan or conversion election as described in Section 4 of the Note and on the effective date of the making, continuation or conversion of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall have occurred and be continuing, or would result from such Loan;

      (c) the resolutions referred to in Section 3.1(b) shall remain in full force and effect; and

      (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Loans hereunder, provided that the Bank shall so advise the Borrower in writing, setting forth the basis of such opinion (but only if the Bank in its sole discretion believes that it may then disclose such information).

      The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan as to the accuracy of the statements referred to in subsection (b) of this Section 3.2.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Bank that:

      4.1. Organization and Qualification. Each of the Borrower and its Subsidiaries (a) is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; or (ii) a trust duly created and properly organized under the laws of its jurisdiction of formation, (b) has all requisite corporate or trust powers to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and to the extent applicable in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification.

      4.2. Corporate Authority. The execution, delivery and performance of this Agreement and the Note and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower.

      4.3. Valid Obligations. This Agreement and the Note and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      4.4. Consents or Approvals. The execution, delivery and performance of this Agreement and the Note and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

      4.5. Title to Properties; Absence of Encumbrances. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every kind and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances and, except for such Permitted Encumbrances, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

      4.6. Financial Statements. The Borrower has furnished the Bank its consolidated balance sheet as of December 31, 2000 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by KPMG, LLP. All such financial statements were prepared in accordance with generally accepted accounting principles or regulatory accounting principles, as applicable, applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower and its Subsidiaries not disclosed in such financial statements that involve a material amount.

      4.7. Changes. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrower or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

      4.8. Defaults. As of the date of this Agreement, no Default exists.

      4.9. Taxes. The Borrower and each Subsidiary have filed all federal, state and other tax returns required to be filed, within the applicable filing due dates (including any extensions of such dates); and all taxes, assessments and other governmental charges due from the Borrower and each Subsidiary have been fully paid. The Borrower and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

      4.10. Litigation. Except as set forth on Exhibit C hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower's or any Subsidiary's officers, threatened, against the Borrower or any Subsidiary that, if adversely determined, could, singly or in the aggregate, result in a judgment in excess of $250,000 not adequately covered by insurance or as to which adequate reserves are not being maintained, could result in a forfeiture of all or any substantial part of the property of the Borrower or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Borrower or any Material Subsidiary.

      4.11. Use of Proceeds. No portion of any Loan is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended; and following the application of the proceeds of each Loan, the value of all "margin stock" of the Borrower will not exceed 25% of the value of the total assets of the Borrower that are subject to the restrictions set forth in Section 6.1 and 6.2.

      4.12. Subsidiaries. As of the date of this Agreement, all the Material Subsidiaries of the Borrower are listed on Exhibit D hereto. As of the date of this Agreement, the Borrower or a Subsidiary of the Borrower is the owner, free and clear of all liens and encumbrances, of the specified percentage of the issued and outstanding voting securities of each Subsidiary as listed on Exhibit D hereto. All such voting securities have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional voting securities have been granted, and no options, warrants or similar rights are outstanding, except as listed on Exhibit D hereto.

      4.13. Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other statute or regulation that limits its ability to incur indebtedness for money borrowed.

      4.14. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title N of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan which could have a material adverse effect on the assets, business or prospects of the Borrower or any Material Subsidiary.

      4.15. Environmental Matters. The Borrower and each of its Subsidiaries are in compliance, in all material respects, with all Environmental Laws. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Borrower or any of its Subsidiaries, any real property in which the Borrower or any such Subsidiary holds or, to the Borrower's knowledge, has held, an interest or any past or present operation of the Borrower or any such Subsidiary, other than any such proceedings that will not have a material adverse effect on the financial condition, business, operations or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis. Neither the Borrower nor any of its Subsidiaries (i) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials or other wastes into the environment, (ii) has received any notice of any Hazardous Materials or other wastes in or upon any of its properties in violation of any Environmental Laws, or (iii) knows of any basis for any such investigation, notice or violation, except as disclosed to the Bank on Exhibit C and as to such matters disclosed on such Exhibit, none will have a material adverse effect on the financial condition, business, operations or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis.

                                    SECTION V

                              AFFIRMATIVE COVENANTS

So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation hereunder remains outstanding, the Borrower covenants as follows:

      5.1. Financial Statements and other Reporting Requirements. The Borrower shall furnish to the Bank:

      (a) as soon as available to the Borrower, but in any event within 100 days after the end of each of its fiscal years, a consolidated balance sheet as of the end of such year, and the related consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for such year, audited and certified by KMPG, LLP, (or other independent certified public accountants of national standing selected by the Borrower);

      (b) as soon as available to the Borrower, but in any event within 55 days after the end of each of its fiscal quarters, (i) the consolidated balance sheet as of the end of such quarter, and a related consolidated statements of income and cash flow for the period then ended, certified by the chief financial officer of the Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount, (ii) Forms FRY-9, FRY-11 and a Call Report (as applicable) for the Borrower (on a parent only basis) and for each of the Borrower's banking subsidiaries for the period then ended, certified by the cashier or other authorized officer of each such Subsidiary, in the forms required to be filed by the Borrower and each such Subsidiary by the FFIEC; and (iii) SEC Forms 10K and 10Q, as applicable for the Borrower on a consolidated basis.

      (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit E, hereto signed on behalf of the Borrower by its chief financial officer;

      (d) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Borrower shall send to its stockholders or as the Borrower may file with the Securities and Exchange Commission;

      (e) if and when the Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

      (f) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

      (g) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries, the outcome of which, singly or in the aggregate, could have an adverse effect of more than $250,000, not covered by insurance, on the assets, business or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

      (h) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries regarding any violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, the outcome of which, singly or in the aggregate, could have an adverse effect of more than $250,000, not covered by insurance, on the assets, business or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto; and

      (i) from time to time, such other financial data and information about the Borrower or its Subsidiaries as the Bank may reasonably request. Notwithstanding the preceding, the Bank and the Borrower acknowledge that they are each engaged in the business of banking and certain incidental activities, and that they compete from time to time for, among other things, consumer and commercial loan customers and depositors. As such, the Borrower and its Subsidiaries shall not be obligated to furnish to the Bank any information that constitutes confidential or proprietary information, a trade secret or any other form of material non-public information, the absence of which would not have a material adverse effect upon the Bank's ability to monitor or collect the indebtedness evidenced by the Note ("Confidential Information"). In the event that the Borrower or a Subsidiary does supply Confidential Information to the Bank, the Bank shall maintain the Confidential Information in strict confidence and shall only disclose Confidential Information to Permitted Transferees to the extent permitted by
Section 5.5 hereof. Moreover, the Bank hereby confirms that it is aware, and that any Permitted Transferees of such information shall be advised, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or tipping or advising others regarding trading in such securities. Accordingly, the Bank agrees that it shall not use, or knowingly cause or permit any Permitted Transferee or third party to use, any Confidential Information in contravention of such securities laws or any similar rules or regulations.

      5.2. Conduct of Business. The Borrower shall and shall cause its Material Subsidiaries to:

      (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business; and

      (b) maintain its corporate or organizational existence, provided that Borrower may, subject to the provisions of sections 6.2 through 6.5, reorganize its Subsidiaries provided that Borrower's ownership interest in its subsidiaries or its subsidiaries' assets is not diluted; and

      (c) engage only in business activities permitted for bank holding companies and their subsidiaries under applicable law.

      5.3. Maintenance and Insurance. Each of the Borrower and its Material Subsidiaries shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business, and shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Borrower in the exercise of their reasonable judgment deem to be adequate.

      5.4. Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when late charges or other penalties accrue with respect thereto; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles.

      5.5. Inspection by the Bank. The Borrower shall permit the Bank or its designees, at reasonable times and upon reasonable notice (or if an Event of Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the financial records of the Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries, as the same relate to Borrower's ability to repay any Loan, with their appropriate officers, employees and accountants. Notwithstanding the preceding, the Borrower and its Subsidiaries shall not be obligated to furnish to the Bank any information that is Confidential Information (as defined in Section 5.1(i)). In handling such Confidential Information that is disclosed and identified as such by Borrower or any Subsidiary, the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Bank in connection with their present or prospective business relations with the Borrower, subject to the same degree of care and confidentiality required of the Bank by this Section 5.5, (ii) to prospective permitted transferees or purchasers of an interest in the Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Bank (any person or entity receiving such information pursuant to the foregoing being referred to herein as a ("Permitted Transferee"). Moreover, the Bank hereby confirms that it is aware, and that any Permitted Transferees of such information shall be advised, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or tipping or advising others regarding trading in such securities. Accordingly, the Bank agrees that it shall not use, or knowingly cause or permit any Permitted Transferee or third party to use, any Confidential Information in contravention of such securities laws or any similar rules or regulations.

      5.6. Maintenance of Books and Records. Each of the Borrower and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles or regulatory accounting principles, as applicable, consistently applied and applicable law.

      5.7. Further Assurances. At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement and the Note.

                                   SECTION VI

                               NEGATIVE COVENANTS

So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation hereunder remains outstanding, the Borrower covenants as follows:

      6.1. Encumbrances. Neither the Borrower nor any of its Material Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

      (a) Encumbrances in favor of the Bank or any of its affiliates;

      (b) Encumbrances existing as of the date of this Agreement, not otherwise described in Section 6.1, and disclosed in Exhibit B hereto;

      (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

      (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

      (e) judgment and other similar liens, singly or in the aggregate in excess of $250,000, arising in connection with court proceedings, provided that the execution or other enforcement of such judgment or similar lien has been in existence for less than 30 days or is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

      (f) rights of lessors under capitalized leases;

      (g) Encumbrances securing indebtedness for borrowed money incurred in connection with the purchase of real or personal property used in its business, provided that any such Encumbrances shall not extend to assets of the Borrower or any such Subsidiary not financed by such indebtedness;

      (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real or personal property and not interfering in a material way with the ordinary conduct of its business;

      (i) Encumbrances on its assets created in connection with the refinancing of indebtedness secured by Permitted Encumbrances on such assets, provided that the amount of indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of the Borrower or any such Subsidiary not encumbered prior to any such refinancing;

      (j) Encumbrances incurred in connection with repurchase agreements; liens incurred in connection with asset securitizations; Encumbrances granted to a Federal Reserve Bank or a Federal Home Loan Bank to secure advances or other transactions incidental to the conduct of the banking business of the Borrower or any such Subsidiary, including loans to meet liquidity requirements;

      (k) Encumbrances securing obligations of a Subsidiary to the Borrower or another Subsidiary; and

      (l) other Encumbrances which are incidental to the conduct of its business on an ongoing basis and that do not in the aggregate have a material adverse effect on its assets, business or prospects.

      6.2. Merger; Consolidation; Sale or Lease of Assets. The Borrower shall not, in a single transaction or a series of transactions, sell or otherwise dispose of all or any substantial part of its shares of the capital stock of any of Borrower's Material Subsidiaries; neither the Borrower nor any of its Material Subsidiaries shall sell, lease or otherwise dispose of all or any portion of any other assets, , in a single transaction or a series of transactions, in excess of $250,000, provided that with respect to a Material Subsidiary such a sale will be permitted if it is in the ordinary course of business and does not represent more than 10% of such Material Subsidiary's assets; and neither the Borrower nor any of its Material Subsidiaries shall liquidate, merge or consolidate with any other person or entity; provided that the Borrower may merge or consolidate into or with another person or entity if no Default has occurred and is continuing or would result from such merger or consolidation and if the Borrower is the surviving company; and provided, further, that any Subsidiary of the Borrower may merge or consolidate into or with (i) the Borrower if the Borrower is the surviving company, or (ii) any other Subsidiary of the Borrower; or (iii) any other person if the Subsidiary is the surviving company in, and remains a Controlled Subsidiary following, such merger or consolidation; and provided further, that any Subsidiary that is not a Material Subsidiary may be liquidated, merged or consolidated into or with another person or entity if the assets of such Subsidiary do not represent more than 10% of the consolidated total assets of the Borrower.

      6.3. Stock of Subsidiaries. The Borrower shall not permit any of its Material Subsidiaries to issue any additional shares of their respective capital stock or other equity securities which contain general voting powers, any options therefor or any securities convertible thereto other than to the Borrower or another Material Subsidiary. Neither the Borrower nor any of its Material Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Material Subsidiary which contain general voting powers, except (i) to the Borrower or any of its Material Subsidiaries, (ii) in connection with a transaction permitted by Section 6.2; (iii) to an officer, employee or director of the Borrower or any Material Subsidiary; or (iv) to other persons or entities, provided that such dispositions do not, singly or in the aggregate, constitute more than 10% of the total number of shares of capital stock or other equity securities outstanding of such Subsidiary which contain general voting powers.

      6.4. Investments. Neither the Borrower nor any of its Material Subsidiaries shall make or maintain any Investments other than (i) investments permitted by applicable banking laws, regulations or regulatory pronouncements;
(ii) existing Investments in Subsidiaries and new Investments in such Subsidiaries in the ordinary course of its business; and (iii) acquisitions of new Subsidiaries permitted by Section 6.5.

      6.5. Acquisitions. Neither the Borrower nor any of its Material Subsidiaries shall acquire, in a single transaction or a series of transactions, all or a majority of the voting shares or all or a substantial portion of the assets of any person or entity unless (i) the consolidated total assets of the Borrower (as would be reported in the Borrower's financial statements prepared in accordance with FFIEC requirements) before giving effect to such acquisition would constitute at least 70% of the consolidated total assets of the Borrower after giving effect to such acquisition or (ii) the consolidated total assets of the Borrower before giving effect to such acquisition would constitute less than 70% but at least 50% of the consolidated total assets of the Borrower and the Borrower is able to demonstrate to the Bank's reasonable satisfaction that the consolidated total assets of the Borrower before giving effect to such acquisition would constitute at least 70% of the consolidated total assets of the Borrower at any time within six months after giving effect to such acquisition.

      6.6. ERISA. Neither the Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code in excess, singly or in the aggregate, of $250,000, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to
Section 4068 of ERISA

      6.7. Double Leverage Ratio. The Borrower shall not permit its Double Leverage Ratio to be greater than 1.35 to 1.0. As used in this Section 6.6, "Double Leverage Ratio" means the ratio of (i) the amount of equity Investments of the Borrower in its Subsidiaries to (ii) the consolidated stockholders' equity of the Borrower, in each case as reported in the Borrower's financial statements prepared in accordance with FFIEC requirements.

      6.8. Nonperforming Asset Coverage Ratio. The Borrower shall not permit its Nonperforming Asset Coverage Ratio to be less than 8.5 to 1.0. As used in this
Section 6.7, "Nonperforming Asset Coverage Ratio"" means the ratio of (i) consolidated stockholders' equity of the Borrower and its Subsidiaries plus Loan Loss Reserves to (ii) Nonperforming Assets;

"Loan Loss Reserves" means the loan loss reserves and allocated transfer risk reserves of the Borrower, as shown on the financial statements of the Borrower prepared in accordance with in accordance with FFIEC requirements; and "Nonperforming Assets" means the loans, leases and other assets of the Borrower that are not accruing interest or are 90 days or more past due in the payment of principal or interest, plus "other real estate owned" by the Borrower, in each case as shown on the financial statements of the Borrower prepared in accordance with FFIEC requirements.

      6.9. Capitalization of Borrower and Material Subsidiaries. The Borrower and its Material Subsidiaries, excluding any other federally-insured depository institution that may be acquired after the date hereof and prior to the Termination Date, will maintain total "Risk-Based Capital Ratios", "Tier I Risk-Based Capital Ratios", and "Leverage Ratios", as defined in applicable FDIC regulations, sufficient to cause each entity or consolidated entity described herein to be considered "well capitalized" by the appropriate Federal Banking Agency. Any other federally-insured depository institution that may be acquired prior to the Termination Date shall maintain total "Risk-Based Capital Ratios", "Tier I Risk-Based Capital Ratios", and "Leverage Ratios", as defined in applicable FDIC regulations, sufficient to cause each such entity so acquired to be considered no less than "adequately capitalized", and any entity with which it is consolidated to be considered "well capitalized", by the appropriate Federal Banking Agency.

      6.10. Minimum Tangible Net Worth. The Borrower shall not permit its Tangible Net Worth to be less than $75,000,000. As used in this Section 6.10, "Tangible Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries plus or minus any amounts attributable to those assets which are permitted or required to be added to or deducted, respectively, from "tier 1 capital" in accordance with Section II.B.1 of Appendix A to Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. 225, as amended, excluding therefrom: (i) any market value adjustments on available for sale securities; and (ii) any value attributable to mortgage servicing rights.

                                   SECTION VII

                                    DEFAULTS

      7.1. Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

      (a) the Borrower shall fail to pay when due (i) any amount of principal of any Loans, or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under the Note within five days of the due date therefor; or

      (b) The Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1(f), 5.5, 6.2, 6.3, 6.5 or 6.7, 6.9, or 6.10; or

      (c) the Borrower shall fail to perform any covenant contained in Sections 5.1(e), 5.1(g), 5.1(h), 5.2, 6.1, 6.4, 6.6 or 6.8 and such failure shall continue for 30 days; or

      (d) the Borrower shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.1(a) through (c) hereof contained in this Agreement or the Note and such default shall continue for 60 days after notice thereof has been sent to the Borrower by the Bank; or

      (e) any representation or warranty of the Borrower made in this Agreement or in the Note or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

      (f) the Borrower or any of its Material Subsidiaries shall fail to pay at maturity (or upon demand, if a demand facility), or within any applicable period of grace, any indebtedness in excess, singly or in the aggregate, of $250,000 for borrowed money or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such indebtedness, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such obligations to cause such indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

      (g) the Borrower or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

      (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Material Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 45 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the

Borrower or any of its Material Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower or such Subsidiary and shall continue unstayed and in effect for any period of 45 days; or

      (i) a judgment or order for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or such Subsidiary, that, singly or in the aggregate, exceeds $250,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

      (j) the Borrower or any member of the Controlled Group shall fail to pay when due an amount, singly or in the aggregate, in excess of $250,000 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower and such proceedings shall not have been dismissed within 45 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

      (k) any banking Subsidiary shall cease to be insured under the Federal Deposit Insurance Act and any rules and regulations issued thereunder, as from time to time supplemented or amended; or a cease and desist order shall be issued against the Borrower or any banking Subsidiary pursuant to 12 U.S.C. 1818(b) or (c) or any similar applicable provision of state law and any rules and regulations issued thereunder, as from time to time supplemented or amended,

      (l) the acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower; provided that this provision shall not apply to acquisitions of beneficial ownership by any director, officer, employee or employee benefit plan of the Borrower or any Subsidiary, nor to any of the foregoing who act in concert with any other person or entity, or

      (m) there occurs an Event of Default as defined in the Note.

      7.2. Remedies. Upon the occurrence of an Event of Default described in subsections 7.1(h) and (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's written declaration:

      (a) the Bank's commitment to make any further Loans hereunder shall terminate;

      (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations hereunder shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

      (c) the Bank may exercise any and all rights it has under this Agreement, the Note or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.

                                  SECTION VIII

                                  MISCELLANEOUS

      8.1. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when given in a manner consistent with Section 12 of the Note, in each case addressed to such party at its address indicated below:

         If to the Borrower, at

                  FINANCIAL INSTITUTIONS, INC.
                  220 Liberty Street
                  Warsaw, New York 14569

                  Attention:        Ronald A. Miller
                  Telephone:        (716) 786-1102
                  Facsimile:        (716) 786-7108

         If to the Bank, at

                  MANUFACTURERS AND TRADERS TRUST COMPANY
                  Commercial Lending Division
                  12th Floor, One Fountain Plaza
                  Buffalo, New York 14203

                  Attention:        Richard R. Stiller, Vice President
                  Telephone:        716-848-7332
                  Facsimile:        716-848-7318

or at any other address specified by such party in writing.

      8.2. Expenses. The Borrower will pay on demand the reasonably allocated fees and costs of the Bank's outside legal counsel and all disbursements of said legal counsel in connection with the preparation of this Agreement, the Note or any other documents or agreements executed in connection therewith. The Borrower will also pay on demand the reasonable expenses of the Bank in connection with the waiver or amendment of this Agreement, the Note or any other documents or agreements executed in connection therewith, or the administration, default or collection of the Loans or other Obligations or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees and expenses of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations.

      8.3. Set-Off. (a) Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Bank or any of its branch offices to the Borrower may, to the extent permitted by law, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all Obligations of the Borrower to the Bank in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine, and the Borrower hereby grants the bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such Obligations.

      (b) In the event that the Bank is placed in receivership or enters a similar proceeding, the Borrower may, to the extent permitted by law, make any payment due to the Bank hereunder to the extent of finally collected unrestricted deposits of the Borrower held by the Bank, by giving notice to the Bank to apply such deposits to such Obligations. If the amount of such deposits is insufficient to pay such Obligations in full, the Borrower shall pay the balance of such deficiency in accordance with this Agreement.

      8.4. Term of Agreement. This Agreement shall continue in full force and effect so long as the Bank has any commitment to make Loans hereunder or any Loan or any Obligation hereunder shall be outstanding.

      8.5. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the Note and such other documents and agreements are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

      8.6. Governing Law. This Agreement and the Note shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to any conflicts of laws provisions contained therein).

      8.7. Amendments. Neither this Agreement nor the Note nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Borrower.

      8.8. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder. The Bank may sell or transfer its interests hereunder and under the Note without the consent of the Borrower, or grant participations therein to participants without such consent. In the case of any such participation, the Borrower agrees that any such participant shall be entitled to the benefits of Sections 2.6, 2.7, and 8.3 to the same extent as if such transferee or participant were the Bank hereunder, but only if the Bank would then be entitled to such benefits; provided the Borrower may, for all purposes of this Agreement, treat the Bank as the person entitled to exercise all rights hereunder and under the Note and to receive all payments with respect thereto.

      8.9. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

      8.10. Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

      8.11. Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

      8.12. WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTE, ANY RELATED DOCUMENTS OR AGREEMENTS OR THE DEALINGS OR THE RELATIONS BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. NEITHER THE BANK NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      8.13 Entire Agreement. This Agreement, the Note and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   FINANCIAL INSTITUTIONS, INC.


                                   By:      /s/ Ronald A. Miller
                                            -----------------------------
                                   Its:     SVP & CFO
                                            -----------------------------

                                   MANUFACTURERS AND TRADERS
                                   TRUST COMPANY


                                   By:      /s/ Richard R. Stiller
                                            -----------------------------
                                   Its:     Vice President
                                            -----------------------------

                                    EXHIBIT A

                            Standard LIBOR Grid Note

                                See Attached Note

[LOGO] M&T Bank
       Manufacturers and Traders Trust Company

                                                        STANDARD LIBOR GRID NOTE
                                                                        New York

Buffalo, New York                April 25, 2001                    $5,000,000.00

BORROWER: FINANCIAL INSTITUTIONS, INC.

a(n) |_| individual(s) |_| partnership |X| corporation |_|________ organized under the laws of New York

Address of residence/chief executive office: 220 Liberty Street, Warsaw, New York 14569

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M & T Plaza, Buffalo, NY 14240.
      Attention: Office of General Counsel

37) DEFINITIONS. Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

      a) "Authorized Person" shall mean, each individually, Ronald A. Miller Mention of the Authorized Person's name is for reference purposes only and the Bank may rely on a person's title to ascertain whether someone is an Authorized Person.

      b) "Automatic Adjustment Date" shall mean two (2) Business Days before the last day of the Interest Period initially selected by the Borrower for a LIBOR Rate Loan that is subject to the Automatic Continuation Option.

      c) "Automatic Continuation Option" shall mean the option to have the Interest Period for a LIBOR Rate Loan to automatically continue at the same Interest Period duration initially selected by the Borrower for such LIBOR Rate Loan as of the last day such Interest Period.

      d) "Base Rate" shall mean 0 percentage points above the rate of interest announced by the Bank as its prime rate of interest ("Prime"). If the prior blank is not completed, the Base Rate shall be one (1) percentage point above Prime.

      e)    "Base Rate Loan" shall mean a Loan which bears interest at the Base
            Rate.

      f) "Business Day" shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, in connection with the LIBOR Rate, on which dealings are carried on in the London interbank market.

      g) "Continuation Date" shall mean the date on which Borrower's election to continue a LIBOR Rate Loan for another Interest Period becomes effective in accordance with this Note.

      h) "Conversion Date" shall mean the date on which Borrower's election to convert a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan becomes effective in accordance with this Note.

      i) "Interest Period" shall mean, as to any LIBOR Rate Loan, the period commencing on the Draw Date, the Conversion Date or Continuation Date for such LIBOR Rate Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), two (2), three (3) or six (6)months thereafter, in each case as Borrower may elect; provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

      j) "Draw Date" shall mean, in relation to any Loan, the Business Day on which such Loan is made, or to be made, to Borrower pursuant to the Note.

      k) "LIBOR Rate Loan" shall mean a Loan which bears interest at the LIBOR Rate.

      l) "LIBOR" shall mean the rate obtained by dividing (i) the one, two, three or six month interest period London Interbank Offered Rate (as selected by Borrower) as fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loan or Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States' office of a bank to United States' residents) on such date to any member bank of the Federal Reserve System.

      m) "LIBOR Rate" shall mean 1.50 percentage points above LIBOR with an Interest Period selected by Borrower.

      n) "Loan" means a loan made to Borrower by the Bank pursuant to this Note.

      o) "Maximum Principal Amount" shall mean Five Million and 00/100 Dollars ($ 5,000,000.00).

      p) "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, any whole dollar increment and (ii) for LIBOR Rate Loans, $ 100,000.00 with minimum increments thereafter of $ 100,000.00 ; provided, however, in no event shall the Minimum Borrowing Amount for a LIBOR Rate Loan be less than $100,000.00 with minimum increments thereafter of $100,000.00.

      q) "Outstanding Principal Amount" shall mean the actual outstanding principal amount under this Note at any time.

38) PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES

      a) Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank on or before the "Termination Date", as defined in that certain Revolving Credit Agreement (the " Credit Agreement") of even date herewith between the Borrower and the Bank, the Maximum Principal Amount or the Outstanding Principal Amount, if less; plus interest as set forth below and all fees and costs (including, without limitation, reasonable attorneys' fees and disbursements, for outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

      b) Interest. Each Loan shall earn interest on the Outstanding Principal Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) that on each day shall be:

            i) LIBOR Rate Loans. Interest shall accrue on a LIBOR Rate Loan from and including the first day of the Interest Period applicable thereto until, but not including, the last day of such Interest Period or the day the LIBOR Rate Loan is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate in effect on the following dates (depending on the circumstance): (i) for new LIBOR Rate Loans, the Business Day the Bank receives (or is deemed to receive) a Request for a LIBOR Rate Loan; (ii) for conversions and continuations of LIBOR Rate Loans pursuant to Section 4, the Business Day the Bank receives (or is deemed to receive) the Notice of Conversion or Notice of Continuation, as the case may be, in accordance with Section 4(b); for LIBOR Rate Loans where the Automatic Continuation Option is selected, the Automatic Adjustment Date for such LIBOR Rate Loan.

            ii) Base Rate Loans. Interest shall accrue on a Base Rate Loan from and including the first date the Base Rate Loan was made (i.e., the Draw Date or the Conversion Date, as the case may be) to, but not including, the day such Base Rate Loan is paid in full or converted, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in the Bank's prime rate shall be effective on the date of such change.

      c) Maximum Legal Rate. It is the intent of the Bank and of Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

      d) Payments; Late Charge; Default Rate. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest shall be due and payable as follows: (i) in respect to each Base Rate Loan, monthly when invoiced and (ii) in respect to each LIBOR Rate Loan, on the last day of each Interest Period applicable thereto. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, (b) the Bank's then current late charge as announced by the Bank from time to time, or (c) $50.00. In addition, if the Bank has not actually received any payment under this Note within thirty days after its due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to 5 percentage points above the higher of the Base Rate or the highest LIBOR Rate (the "Default Rate"), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at the Default Rate. Payments may be applied in any order in the sole discretion of the Bank but, prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal.

      e) Prepayment of LIBOR Rate Loans. If (i) Borrower pays, in whole or in part, any LIBOR Rate Loan, before the expiration of its respective Interest Rate Period, (ii) fails to draw down, in whole or in part, a LIBOR Rate Loan after giving a Request therefor, (iii) otherwise tries to revoke any LIBOR Rate Loan, in whole or in part, or (iv) there occurs a Bankruptcy Event or the applicable rate is converted from the LIBOR Rate to the Base Rate pursuant to Section 4(d), then Borrower shall be liable for and shall pay the Bank, on demand, the actual amount of the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment, failure to draw, early termination of an Interest Period, revocation, bankruptcy or otherwise, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, or (b) the fixing of the interest rate payable on any LIBOR Rate Loans. The determination by the Bank of the amount of foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

39) LOANS.

      a) General. Any Loan hereunder shall either be in the form of a Base Rate Loan or a LIBOR Rate Loan. No Loan, or any portion thereof, shall be made to the extent that the sum of the (i) principal amount of the requested Loan, or any portion thereof and (ii) the Outstanding Principal Amount of all Loans under the Note exceeds the Maximum Principal Amount under this Note. The Bank may make any Loan in reliance upon any oral, telephonic, written, teletransmitted or other request (the "Request(s)") that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

      b) Request for LIBOR Rate Loans. Borrower shall give the Bank its irrevocable Request for a LIBOR Rate Loan specifying:

            i) the Draw Date for the LIBOR Rate Loan, which shall be two (2) Business Days after the date of the Request; provided, however if a Request is received by the Bank after 2:00 p.m. (Eastern
                  Time), the Request for the LIBOR Rate Loan shall be deemed to have been received on the next Business Day;

            ii) the aggregate amount of such LIBOR Rate Loan, which amount shall not be less than the Minimum Borrowing Amount;

            iii) the applicable Interest Period (i.e., 1, 2, 3 or 6 month Interest Period); and

            iv) whether Borrower is electing the Automatic Continuation Option for such LIBOR Rate Loan.

      c) Requests for Base Rate Loans. Borrower may request any Base Rate Loan not later than 2:00 p.m. (Eastern Time) on any proposed Draw Date specifying the aggregate amount of such Base Rate Loan.

      d) Delivery of Requests Delivery of a Notice or Request for a LIBOR Rate Loan or a Base Rate Loan shall be made to the Bank as follows, or such other contact point designated by the Bank from time to time:

                   Manufacturers and Traders Trust Company


                   Attn: Richard R. Stiller
                        ------------------------------

                   Fax No. (716) 848-7318
                          ----------------------------

                   Telephone No. (716) 848-7332
                                ----------------------

40) CONTINUATION and CONVERSION ELECTIONS.

      a) Election. An Authorized Person of Borrower may, upon irrevocable Request to the Bank,

            i) elect to convert on any Business Day any Base Rate Loan into a LIBOR Rate Loan provided the amount converted is not less than the Minimum Borrowing Amount; or

            ii) elect to convert any or a part of LIBOR Rate Loan as of the last day of the applicable Interest Period into a Base Rate Loan provided no partial conversion of a LIBOR Rate Loan shall reduce the outstanding principal amount of such LIBOR Rate Loan to less than the Minimum Borrowing Amount; or

            iii) elect to continue all or a part (subject to the Minimum Borrowing Amount limitation) of any LIBOR Rate Loan as of the last day of the Interest Period applicable to such LIBOR Rate Loan with the same or a different Interest Period provided no partial continuation of a LIBOR Rate Loan with a different Interest Period shall reduce the outstanding principal amount of the LIBOR Rate Loan with the same Interest Period to less than the Minimum Borrowing Amount.

      b)    Notice of Conversion/Continuation.

            i) For an election under Section 4(a)(i) or 4(a)(iii), an Authorized Person must deliver to the Bank by 2:00 p.m. (Eastern Time) on a Business Day a Notice of Conversion ("Notice of Conversion") for an election under Section 4(a)(i) or a Notice of Continuation ("Notice of Continuation") for an election under Section 4(a)(iii) specifying:

                  (a) the aggregate amount of the Loans to be converted or continued;

                  (b) the duration of the requested Interest Period (i.e., 1, 2, 3 or 6 month Interest Period); and

                  (c) whether the Automatic Continuation Option will be activated for such LIBOR Rate Loan.

            ii) The Continuation Date or Conversion Date (as the case may be) shall be the later of (A) two (2) Business Days from the Business Day the Bank receives the Notice of Conversion or Notice of Continuation (either, a "Notice") in accordance with the foregoing Section or (B) the last day of the relevant Interest Period if a Notice is received by the Bank more than two (2) Business Days before the last day of an Interest Period. If a Notice is received after 2:00 p.m. (Eastern
                  Time), the Notice will be deemed to have been received on the next Business Day. Notice of Continuation received more than two (2) Business Days before the end of an Interest Period shall be deemed to have been received two (2) Business Days before the end of such Interest Period for purposes of determining the LIBOR Rate for the next Interest Period per
                  Section 2(b)(i). Accordingly, if, for example, Borrower has a LIBOR Rate Loan with a one month Interest Period ending on June 15 and wants to continue the LIBOR Rate Loan with a two month Interest Period, Borrower must deliver its Notice of Continuation identifying the new two month Interest Period to the Bank by 2:00 p.m. (Eastern Time) on June 13 (provided that June 13 and June 14 are Business Days).

            iii) For LIBOR Rate Loans where Borrower has elected to activate the Automatic Continuation Option, the Bank shall automatically continue such LIBOR Rate Loan with an same Interest Period initially selected by the Borrower. Once the Automatic Continuation Option has been activated for a LIBOR Rate Loan, the submission of a Notice of Conversion or a Notice of Continuation with a different Interest Period shall result in the cancellation of the Automatic Continuation Option for such LIBOR Rate Loan.

            iv) For an election under Section 4(a)(ii), an Authorized Person may deliver to the Bank a Notice of Conversion at any time during an Interest Period up to the last day of such Interest Period or may have the LIBOR Rate Loan automatically convert to a Base Rate Loan pursuant to Section 4(c). Any such Notice of Conversion delivered during an Interest Period shall be effective on the last day of the Interest Period.

            v) The Bank may take action in reliance upon any oral, telephonic, written or teletransmitted Notice that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. No Notice may be delivered by e-mail. The Bank may act on the Notice from any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of acting on any Notice under this Note. The Bank, in its sole discretion, may reject any Notice that is incomplete.

      c) Expiration of Interest Period. Unless Borrower has elected the Automatic Continuation Option with respect to a LIBOR Rate Loan, if Borrower does not submit a Notice of Continuation in accordance with Section 4(b)(i) and 4(b)(ii) so that the Bank receives the Notice of Continuation at least two (2) Business Days before the end of an Interest Period with respect to such LIBOR Rate Loan, such LIBOR Rate Loan shall automatically be converted into a Base Rate Loan and such Loan shall accrue interest at the Base Rate until two (2) Business Days after the Bank receives a Notice of Conversion pursuant to Section 4(b)(i) and 4(b)(ii) electing to convert the Loan from a Base Rate Loan to a LIBOR Rate Loan pursuant to Section 4(a)(i). A Notice of Continuation received one (1) Business Day before the end of an Interest Period will not effect a continuation of such Loan as a LIBOR Rate Loan. Rather, such LIBOR Rate Loan shall automatically convert to a Base Rate Loan on the last day of the Interest Period. The late Notice of Continuation, however, will be deemed to be a Notice of Conversion that will be effective two (2) Business Days from the date received by the Bank.

      d) Conversion upon Default. Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note, or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an event of default under any of Borrower's agreement with the Bank, if any, Borrower may not elect to have a Loan converted or continued as a LIBOR Rate Loan or have any Loan made as a LIBOR Rate Loan. Further, the Bank, in its sole discretion, may
(i) permit any outstanding LIBOR Rate Loans to continue until the last day of the applicable Interest Period at which time such Loan shall automatically be converted into a Base Rate Loan or (ii) convert any outstanding LIBOR Rate Loans into a Base Rate Loan before the end of the applicable Interest Period applicable to such LIBOR Rate Loan. Notwithstanding the foregoing, if Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower (a "Bankruptcy Event"), any outstanding LIBOR Rate Loans shall be automatically converted to Base Rate Loans without further action by the Bank and Borrower's rights to have Base Rate Loans converted under Section 4 shall be automatically terminated. Nothing herein shall be construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate of interest (which shall be calculated from the higher of the LIBOR Rate or the Base Rate) or the right of the Bank to the amounts set forth in Section 2(e) of this Note.

41) SETOFF. After the occurrence of any "Default," as defined in the Credit Agreement, the Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elect to do so.

42) DEFAULT. Upon the occurrence of an "Event of Default" under the Credit Agreement, the Bank shall be entitled to the remedies set forth in Section 7.2 of the Credit Agreement.

43) BANK RECORDS CONCLUSIVE. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower's obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

44) PURPOSE. Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank's express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

45) AUTHORIZATION. Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower's performance is not threatened by any pending or threatened litigation.

46) INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

      a) Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

      b) Inability to Determine Rates. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not make or maintain LIBOR Rate Loans, as the case may be, hereunder until the Bank revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any request for a LIBOR Rate Loan or Notice then submitted by it. If Borrower does not revoke such notice the Bank may make, or continue the Loans, as proposed by Borrower, in the amount specified in the applicable request submitted by Borrower, but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Rate Loans, as the case may be.

      c) Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall prepay in full all LIBOR Rate Loans then outstanding, together with accrued interest, either on the last date of the Interest Period thereof if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loans. If Borrower is required to prepay any LIBOR Rate Loan immediately as set forth in this subsection, then concurrently with such prepayment, Borrower may borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

47) MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

48) NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

49) JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term "Borrower" shall include each as well as all of them.

50) GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN ERIE COUNTY, NEW YORK; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

51) WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower's deposit account #8890769956 with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

Replacement Note. This Note is given in replacement of and in substitution for, but not in payment of, a note dated on or about July 3, 2002 in the original principal amount of $10,000,000.00 issued by Borrower to the Bank.

TAX ID/SS #        16-0816610                 FINANCIAL INSTITUTIONS, INC.
            ------------------------------    ----------------------------------
                                              BORROWER


                                              By:/s/ Ronald A. Miller
                                                 -------------------------------

                                              Name: Ronald A. Miller
                                              ----------------------------------

                                              Its: Senior Vice President & CFO
                                              ----------------------------------

                                 ACKNOWLEDGMENT

STATE OF NEW YORK)
                            : SS.
COUNTY OF WYOMING)

      On the____day of December, in the year 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Ronald A. Miller, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        ------------------------------
                                                 Notary Public


--------------------------------------------------------------------------------

                                FOR BANK USE ONLY

Authorization Confirmed:________________________________________________________

Product Code:  11900

Disbursement of Funds:

Credit A/C #                Off Ck #              Payoff Obligation #
             ------------            ------------                     ----------

           $                       $                                $
             ------------            ------------                     ----------

                      SCHEDULE TO STANDARD LIBOR GRID NOTE

                  TYPE OF LOAN
         AMOUNT   LIBOR     RATE  INTEREST   INTEREST   AMOUNT  NOTATION
DATE    OF LOAN   OR BASE   RATE  RATE*      PERIOD**   PAID    MADE  BY

---------------------------------
*     For Base Rate Loans, insert "Base Rate"

**    For LIBOR Rate Loans only

                                    EXHIBIT B

                          FINANCIAL INSTITUTIONS, INC.

                                  ENCUMBRANCES

                                      NONE

                                    EXHIBIT C

                          FINANCIAL INSTITUTIONS, INC.

                                   LITIGATION

                                      NONE

                                    EXHIBIT D

                          FINANCIAL INSTITUTIONS, INC.

                              MATERIAL SUBSIDIARIES

              Name                              Percentage of Ownership
              ----                              -----------------------

              Wyoming County Bank                         99.60%
              National Bank of Geneva                     99.10%
              Pavilion State Bank                        100.00%
              First Tier Bank & Trust                    100.00%

                                    EXHIBIT E

          FINANCIAL INSTITUTIONS, INCREPORT OF CHIEF FINANCIAL OFFICER

      Financial Institutions, Inc. (the "Borrower") hereby certifies that:

      This Report is furnished pursuant to Section 5.1(c) of the Revolving Credit Agreement dated as of April __, 2001 the ("Credit Agreement") between the Borrower and MANUFACTURERS AND TRADERS TRUST COMPANY. Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Credit Agreement.

      As required by Section 5.1(a) and (b) of the Credit Agreement, the consolidated financial statements of the Borrower and its Subsidiaries for the [year/quarter] ended _________________, 200__ (the "Financial Statements"), prepared in accordance with generally accepted accounting principles consistently applied, accompany this Report. The Financial Statements present fairly the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments which will not in the aggregate be material in amount).

      The figures set forth in Schedule A for determining compliance by the Borrower with the financial covenants contained in Sections 6.7, 6.8 and 6.10 of the Credit Agreement are true and complete as of the date hereof.

      As of the date hereof, Borrower and its Material Subsidiaries, excluding any other federally-insured depository institution that was acquired after April 25, 2001 and prior to the Termination Date, have total "Risk-Based Capital Ratios", "Tier I Risk-Based Capital Ratios", and "Leverage Ratios", as defined in applicable FDIC regulations, sufficient to cause each of such entity or consolidated entity to be considered "well capitalized" by the appropriate Federal Banking Agency; and any other federally-insured depository institution that was acquired after April 25, 2001 has total "Risk-Based Capital Ratios", "Tier I Risk-Based Capital Ratios", and "Leverage Ratios", as defined in applicable FDIC regulations, sufficient to cause each such entity so acquired to be considered no less than "adequately capitalized", and any entity with which it is consolidated to be considered "well capitalized", by the appropriate Federal Banking Agency; to comply with Section 6.9 of the Credit Agreement.

      The activities of the Borrower and its Subsidiaries during the period covered by the Financial Statements have been reviewed by me as Borrower's Chief Financial Officer or by employees or agents of Borrower under my immediate supervision. Based on such review, to my best knowledge and belief, and as of the date of this Report, no Default has occurred. *

                         WITNESS my hand this ___ day of_________ 2000_.

                                        FINANCIAL INSTITUTIONS, INC.


                                        By:
                                            -------------------------------
                                                 Chief Financial Officer

*If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

                                   SCHEDULE A
                                       to
                                    EXHIBIT E

                        AFFIRMATIVE (FINANCIAL) COVENANTS

Double Leverage Ratio (Section 6.7)

MAXIMUM PERMITTED                                                  1.35: 1.00
                                                                   ----  -------

ACTUAL:

         (i)      Consolidated equity Investments in               $
                  Subsidiaries                                     -------------

         (ii)     Consolidated stockholders' equity                $
                                                                   -------------
         (iii)    Double Leverage Ratio:  line (i)                     : 1.00
                  divided by line (ii)                             ----  -------

Nonperforming Asset Coverage Ratio (Section 6.8)

MINIMUM REQUIRED:                                                   8.5: 1.00
                                                                   ----  -------

ACTUAL:

         (i)      Consolidated stockholders' equity                $
                                                                   -------------
         (ii)     loan loss reserves                               $
                                                                   -------------

         (iii)    Non accrual and other past due loans and
                  leases                           $
                                                   -----------

         (iv)     Other real estate owned          $
                                                   -----------
         (v)      Nonperforming assets: line (iii)
                  plus line(iv)                                    $
                                                                   -------------

         (vi)     Nonperforming Assets Coverage Ratio:
                  [line (i) plus line (ii)] divided by line (v)    $   : 1.00
                                                                   ----  -------

Minimum Tangible Net Worth (Section 6.10)

REQUIRED:                                                           $75,000,000

ACTUAL:

         (i)      Consolidated stockholders' equity                 $

         (ii)     Less:  Intangible assets                          ($         )
                                                                     ----------

         (iii)    Plus:

         (iv)     Total Tangible Net Worth (line (i) minus
                  line (ii) plus line (iii)                         $
                                                                    -----------

         WITNESS my hand this ______ day of ____________, 20__.

                                      FINANCIAL INSTITUTIONS, INC.


                                      By:
                                         --------------------------------------
                                               Chief Financial Officer

                                    EXHIBIT F

                       OPINION OF COUNSEL TO THE BORROWER